                                                                  EXECUTION COPY
                                                                     EXHIBIT 4.1

================================================================================


                           VENETIAN CASINO RESORT, LLC
                              LAS VEGAS SANDS, INC.
                                   AS ISSUERS


                     MALL INTERMEDIATE HOLDING COMPANY, LLC
                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC
                     LIDO INTERMEDIATE HOLDING COMPANY, LLC
                       VENETIAN VENTURE DEVELOPMENT, LLC,
                        VENETIAN OPERATING COMPANY, LLC,
                            VENETIAN MARKETING, INC.,
                       VENETIAN CASINO RESORT ATHENS, LLC,
                               AS NOTE GUARANTORS


                                  $850,000,000

                           11% Mortgage Notes due 2010


                                   ----------

                                    INDENTURE

                            Dated as of June 4, 2002
                                   ----------

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION
                                   AS TRUSTEE

                                   ----------

================================================================================

                                TABLE OF CONTENTS

                                                                                        PAGE
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.    Definitions...............................................................1
Section 1.02.    Other Definitions........................................................30
Section 1.03.    Incorporation by Reference of Trust Indenture Act........................31
Section 1.04.    Rules of Construction....................................................31

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01.    Form and Dating..........................................................32
Section 2.02.    Execution and Authentication.............................................33
Section 2.03.    Registrar and Paying Agent...............................................34
Section 2.04.    Paying Agent to Hold Money in Trust......................................34
Section 2.05.    Holder Lists.............................................................35
Section 2.06.    Transfer and Exchange....................................................35
Section 2.07.    Replacement Notes........................................................47
Section 2.08.    Outstanding Notes........................................................48
Section 2.09.    Treasury Notes...........................................................48
Section 2.10.    Temporary Notes..........................................................48
Section 2.11.    Cancellation.............................................................49
Section 2.12.    Defaulted Interest.......................................................49

                                   ARTICLE 3.
                        OFFERS TO PURCHASE OR REDEMPTION

Section 3.01.    Notices to Trustee.......................................................49
Section 3.02.    Selection of Notes to Be Purchased or Redeemed...........................50
Section 3.03.    Notice of Redemption.....................................................50
Section 3.04.    Effect of Notice of Redemption...........................................51
Section 3.05.    Deposit of Purchase or Redemption Price..................................51
Section 3.06.    Notes Purchased or Redeemed in Part......................................52
Section 3.07.    Optional Redemption......................................................52
Section 3.08.    Redemption Pursuant to Gaming Law........................................53
Section 3.09.    Mandatory Redemption.....................................................54
Section 3.10.    Repurchase Offers........................................................54

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01.    Payment of Notes.........................................................56
Section 4.02.    Maintenance of Office or Agency..........................................56
Section 4.03.    Reports..................................................................56
Section 4.04.    Compliance Certificate...................................................57
Section 4.05.    Taxes....................................................................58
Section 4.06.    Stay, Extension and Usury Laws...........................................58
Section 4.07.    Restricted Payments......................................................58
Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries...........62
Section 4.09.    Limitations on Incurrence of Indebtedness and Issuance of
                 Disqualified Stock.......................................................63
Section 4.10.    Asset Sales..............................................................66
Section 4.11.    Event of Loss............................................................68
Section 4.12.    Transactions with Affiliates.............................................69
Section 4.13.    Liens....................................................................72
Section 4.14.    Line of Business.........................................................72
Section 4.15.    Corporate Existence......................................................72
Section 4.16.    Offer to Repurchase Upon Change of Control...............................72
Section 4.17.    Designation of Unrestricted Subsidiary...................................73
Section 4.18.    Maintenance of Insurance and Amendment of the Cooperation
                 Agreement................................................................74
Section 4.19.    Collateral Documents.....................................................74
Section 4.20.    Further Assurances.......................................................74
Section 4.21.    Restrictions on Leasing and Dedication of Property.......................74
Section 4.22.    Note Guarantees..........................................................76
Section 4.23.    Ownership of Unrestricted Subsidiaries...................................76

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01.    Merger, Consolidation, or Sale of Assets.................................77
Section 5.02.    Successor Corporation Substituted........................................77

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01.    Events of Default........................................................78
Section 6.02.    Acceleration.............................................................80
Section 6.03.    Other Remedies...........................................................81
Section 6.04.    Waiver of Past Defaults..................................................81
Section 6.05.    Control by Majority......................................................81
Section 6.06.    Limitation on Suits......................................................82
Section 6.07.    Rights of Holders of Notes to Receive Payment............................82
Section 6.08.    Collection Suit by Trustee...............................................82
Section 6.09.    Trustee May File Proofs of Claim.........................................83

Section 6.10.    Priorities...............................................................83
Section 6.11.    Undertaking for Costs....................................................84
Section 6.12.    Management of Casinos....................................................84

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01.    Duties of Trustee........................................................84
Section 7.02.    Rights of Trustee........................................................85
Section 7.03.    Individual Rights of Trustee.............................................86
Section 7.04.    Trustee's Disclaimer.....................................................86
Section 7.05.    Notice of Defaults.......................................................87
Section 7.06.    Reports by Trustee to Holders of the Notes...............................87
Section 7.07.    Compensation and Indemnity...............................................88
Section 7.08.    Replacement of Trustee...................................................89
Section 7.09.    Successor Trustee by Merger, etc.........................................90
Section 7.10.    Eligibility; Disqualification............................................90
Section 7.11.    Preferential Collection of Claims Against Company........................90
Section 7.12.    Authorization of Trustee to Take Other Actions...........................90

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.................91
Section 8.02.    Legal Defeasance and Discharge...........................................91
Section 8.03.    Covenant Defeasance......................................................92
Section 8.04.    Conditions to Legal or Covenant Defeasance...............................92
Section 8.05.    Deposited Money and Government Securities to be Held in Trust;
                 Other Miscellaneous Provisions...........................................93
Section 8.06.    Repayment to the Issuers.................................................94
Section 8.07.    Reinstatement............................................................94
Section 8.08.    Note Collateral..........................................................95

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes......................................95
Section 9.02.    With Consent of Holders of Notes.........................................96
Section 9.03.    Compliance with Trust Indenture Act......................................97
Section 9.04.    Revocation and Effect of Consents........................................98
Section 9.05.    Notation on or Exchange of Notes.........................................98
Section 9.06.    Trustee to Sign Amendments, etc..........................................98

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01.   Security.................................................................98
Section 10.02.   Recording and Opinions...................................................99

Section 10.03.   Release of Collateral...................................................100
Section 10.04.   Protection of the Trust Estate..........................................101
Section 10.05.   Certificates of the Issuers.............................................102
Section 10.06.   Certificates of the Trustee.............................................102
Section 10.07.   Authorization of Actions to Be Taken by the Trustee Under the
                 Collateral Documents....................................................102
Section 10.08.   Authorization of Receipt of Funds by the Trustee Under the Collateral
                 Documents...............................................................103
Section 10.09.   Termination of Security Interest........................................103
Section 10.10.   Cooperation of Trustee..................................................104
Section 10.11.   Collateral Agent........................................................104

                                   ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01.   Note Guarantees.........................................................104
Section 11.02.   Additional Note Guarantees..............................................106
Section 11.03.   Limitation of Note Guarantor's Liability................................107
Section 11.04.   Note Guarantors May Consolidate, etc., on Certain Terms.................107
Section 11.05.   Releases of Note Guarantees.............................................108
Section 11.06.   "Trustee" to Include Paying Agent.......................................108

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01.   Satisfaction and Discharge..............................................109
Section 12.02.   Application of Trust Money..............................................110

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01.   Trust Indenture Act Controls............................................110
Section 13.02.   Notices.................................................................110
Section 13.03.   Communication by Holders of Notes with Other Holders of Notes...........112
Section 13.04.   Certificate and Opinion as to Conditions Precedent......................112
Section 13.05.   Statements Required in Certificate or Opinion...........................112
Section 13.06.   Rules by Trustee and Agents.............................................112
Section 13.07.   No Personal Liability of Directors, Officers, Employees and
                 Stockholders............................................................113
Section 13.08.   Governing Law...........................................................113
Section 13.09.   No Adverse Interpretation of Other Agreements...........................113
Section 13.10.   Successors..............................................................113
Section 13.11.   Severability............................................................113
Section 13.12.   Counterpart Originals...................................................113
Section 13.13.   Table of Contents, Headings, etc........................................114

                                    EXHIBITS

Exhibit A-1  Form of Note
Exhibit A-2  Form of Temporary Regulation S Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E    Form of Notation of Note Guarantee
Exhibit F    Form of Supplemental Indenture to be Delivered by Subsequent Note Guarantors
Exhibit G    Intercreditor Agreement
Exhibit H    Indenture Deed of Trust
Exhibit I    Security Agreement
Exhibit J    Indenture Environmental Indemnity

Schedule A   Existing Indebtedness

Appendix A-1 Subordination Provisions for Principal Stockholder Indebtedness
Appendix A-2 Subordination Provisions for Permitted Subordinated Indebtedness

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
ACT SECTION                                                                                   INDENTURE SECTION
            310(a)(1)......................................................................................7.10
               (a)(2)......................................................................................7.10
               (a)(3)......................................................................................N.A.
               (a)(4)......................................................................................N.A.
               (a)(5)......................................................................................7.10
                  (b)......................................................................................7.10
                  (c)......................................................................................N.A.
               311(a)......................................................................................7.11
                  (b)......................................................................................7.11
                  (c)......................................................................................N.A.
               312(a)......................................................................................2.05
                  (b).....................................................................................13.03
                  (c).....................................................................................13.03
               313(a)......................................................................................7.06
               (b)(1).....................................................................................10.03
               (b)(2)......................................................................................7.07
                  (c)...............................................................................7.06, 13.02
                  (d)......................................................................................7.06
               314(a).........................................................................4.03, 4.04, 13.05
                  (b).....................................................................................10.02
               (c)(1).....................................................................................13.04
               (c)(2).....................................................................................13.04
               (c)(3)......................................................................................N.A.
                  (d).......................................................................10.03, 10.04, 10.05
                  (e)..............................................................................10.02, 13.05
                  (f)......................................................................................N.A.
               315(a)......................................................................................7.01
                  (b)...............................................................................7.05, 13.02
                  (c)......................................................................................7.01
                  (d)......................................................................................7.01
                  (e)......................................................................................6.11
316(a)(last sentence)................................................................................2.08, 2.09
            (a)(1)(A)......................................................................................6.05
            (a)(1)(B)......................................................................................6.04
               (a)(2)......................................................................................N.A.
                  (b)......................................................................................6.07
                  (c)......................................................................................2.12
            317(a)(1)......................................................................................6.08
               (a)(2)......................................................................................6.09
                  (b)......................................................................................2.04

               318(a).....................................................................................13.01
                  (b)......................................................................................N.A.
                  (c).....................................................................................13.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

          INDENTURE dated as of June 4, 2002 among Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian"), Las Vegas Sands, Inc., a Nevada corporation (the "COMPANY" and, together with Venetian, the "ISSUERS"), Mall Intermediate Holding Company, LLC, a Delaware limited liability company, Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company, Lido Intermediate Holding Company, LLC, a Delaware limited liability company, Venetian Venture Development, LLC, a Nevada limited liability company, Venetian Operating Company, LLC, a Nevada limited liability company, Venetian Marketing, Inc., a Nevada corporation, and Venetian Casino Resort Athens, LLC, a Delaware limited liability company (together with any future Restricted Subsidiary (as defined below) that is required to become a Note Guarantor under Section 11.02 hereof, the "NOTE GUARANTORS") and U.S. Bank National Association, as trustee (the "TRUSTEE").

          The Issuers, the Note Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 11% Mortgage Notes due 2010 (the "INITIAL NOTES") and the 11% Mortgage Notes due 2010 to be issued in the Exchange Offer pursuant to Section 2.06(f) hereof (the "EXCHANGE NOTES" and, together with the Initial Notes and any Additional Notes as defined below, the "NOTES"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

          Section 1.01. DEFINITIONS.

          "144A GLOBAL NOTE" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "APPLICABLE TAX PERCENTAGE" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of the Issuers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Trustee by an Officers' Certificate), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in the Issuers in the relevant year of determination.

          "APPRAISED VALUE" means the value of any assets, as set forth in an MAI Appraisal from a nationally-recognized appraisal firm not given more than 90 days prior to contribution of such assets.

          "ASSET SALE" means (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets or rights (including by way of a sale and leaseback) of the Issuers or any Restricted Subsidiary (each referred to in this definition as a "DISPOSITION") or (2) the issuance or sale of Equity Interests of any Restricted Subsidiary other than Venetian (whether in a single transaction or a series of related transactions), in each case, other than: (1) a disposition of inventory or goods in the ordinary course of business or a disposition of obsolete assets; (2) the disposition of all or substantially all of the assets of, or a merger or similar transfer of, either of the Issuers in a manner permitted under Section 5.01 hereof or any disposition that constitutes a Change of Control under this Indenture; (3) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under Section 4.07 hereof or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents; (4) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $1.0 million; (5) any Event of Loss; (6) any Lease Transaction or any grant of easement or Permitted Liens or Hedging Obligations permitted by the Indenture;
(7) any dedication permitted pursuant to Section 4.21 hereof; (8) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary of the Issuers or by a Wholly Owned Restricted Subsidiary of the Issuers to another Wholly Owned Restricted Subsidiary of the Issuers or from one Issuer to another Issuer; (9) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Issuers to the Issuers or another Wholly Owned Restricted Subsidiary of the Issuers or from one Issuer to another Issuer; (10) any sale, conveyance, transfer or other disposition of property that secures Non-Recourse Financing that is to or on behalf of the lender of such Non-Recourse Financing; or (11) any licensing of tradenames or trademarks in the ordinary course of business by any of the Issuers or their Restricted Subsidiaries.

          "BANK CREDIT FACILITY" means that certain Credit Agreement among the Company and Venetian, as borrowers, the Lenders listed therein, The Bank of Nova Scotia, as administrative agent, joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent, together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including all notes, mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed thereunder) all or any portion of the Indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BILLBOARD LEASE" means that certain Lease Agreement by and between Venetian and Mall Subsidiary relating to certain space that is subleased by H&H of Nevada, LLC., as amended from time to time in accordance with the terms thereof.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CANYON RANCH LEASE" means that certain Lease Agreement by and between Venetian and Mall Subsidiary relating to certain space that is subleased by CR Las Vegas, LLC, as amended from time to time in accordance with the terms thereof.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of equity of such Person, including if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

          "CASH EQUIVALENTS" means (a) United States dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" by Standard & Poor's Ratings Group ("S&P") or "A2" by Moody's Investors Service, Inc. ("MOODY'S") (S&P and Moody's together with any other nationally recognized credit rating agency if neither of such entities is then currently rating the pertinent obligations, a "RATING AGENCY") or the equivalent by another Rating Agency, if applicable, or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any

Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-part custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition of such investment contract) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition of such investment contract) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition of such contract or investment agreement) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guarantee must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of (subject to the rights of creditors with prior Liens) the Trustee (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or

(ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent by any Rating Agency.

          "CASINO LEASE" means that certain lease between the Company and Venetian dated as of November 1997 with respect to the operation of the Casino for the Project, as amended, revised or modified from time to time in accordance with the terms thereof.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (1) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries, taken as a whole (except in connection with an Event of Loss), other than to the other Issuer, the Principal Stockholder and his Related Parties; (2) either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the other Issuer, the Principal Stockholder and its Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuers; (3) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (4) the adoption of a plan relating to liquidation or dissolution of either of the Issuers or any Note Guarantor (except liquidation of (a) Venetian into the Company and (b) any Note Guarantor into the Company, Venetian or another Note Guarantor). For purposes of this definition, any holding company whose only significant asset is the Capital Stock of one or more of the Issuers shall be disregarded and the beneficial ownership of such holding company shall be attributed to the Issuer or Issuers so held and any Person which has entered into an agreement to acquire any Capital Stock of either of the Issuers shall not be deemed to have any beneficial ownership of such Capital Stock until the closing of such acquisition.

          "CLEARSTREAM" means Clearstream Banking S.A.

          "CODE" means, the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

          "COLLATERAL AGENT" means any person appointed by the Trustee as a collateral agent hereunder.

          "COLLATERAL DOCUMENTS" means, collectively, the Indenture Deed of Trust, the Security Agreement, the Indenture Environmental Indemnity or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

          "COMMON STOCK" means the Common Stock, par value $0.10 per share, of the Company.

          "COMPANY" means Las Vegas Sands, Inc., a Nevada corporation, or any successor thereto that is permitted under this Indenture.

          "COMPLETED" or "COMPLETION" has the meaning given to the term "Substantial Completion" under the Bank Credit Facility.

          "CONGRESS CENTER" means that certain meeting and conference center complex of approximately 500,000 net leasable square which is part of the Casino Resort.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (2) provision for taxes based upon net income or net profits of such Person and its Restricted Subsidiaries to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (3) Consolidated Interest Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income (not including any gaming revenue tax), plus (4) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income, minus (5) non-cash items increasing such Consolidated Net Income for such period other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

          "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash expenses (excluding any noncash expense that represents an accrual or reserve for a cash expenditure for a future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as defined in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the sum of (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and deferred financing fees), (2) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (3) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guarantee of Indebtedness (other than the Permitted Macau Guarantee) of any other Person if such Guarantee were called upon.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (1) the Net Income for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person, an Issuer or a Wholly Owned Subsidiary thereof in respect of such period, (2) the Net Income for such period of any Restricted Subsidiary that is not a Note Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived or such restriction is otherwise permitted under Section 4.08 hereof, (3) the cumulative effect of a change in accounting principles shall be excluded, (4) no effect shall be given to any minority or preferred interest in Venetian for purposes of computing Consolidated Net Income and (5) Consolidated Net Income shall be adjusted (to the extent included in calculating such Consolidated Net Income) by excluding without duplication all extraordinary gains and losses and all expenses, amortization and charges associated with the Refinancing Transactions.

          "CONSOLIDATED TOTAL ASSETS" means, as of the Issuance Date with respect to the Company, $1,390,228,000.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the Issuance Date, (2) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (3) was appointed or elected to such Board of Directors by the Principal Stockholder or a Related Party.

          "COOPERATION AGREEMENT" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement, originally among the Mall Construction Subsidiary, Venetian and Interface, as amended, revised or modified from time to time in accordance with its terms.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

          "CREDIT AGENT" means The Bank of Nova Scotia, in its capacity as the administrative agent under the Bank Credit Facility and its successors in such capacity.

          "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Bank Credit Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments) in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "DEBT TO CASH FLOW RATIO" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Indebtedness of such Person and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four most recent full fiscal quarters completed since the Phase IA Completion Date ending immediately prior to such date of determination for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In the event that four full fiscal quarters have not been completed since the Phase IA Completion Date, then as long as one full fiscal quarter has been so completed, the completed full fiscal quarters since the Phase IA Completion Date shall be annualized for purposes of calculating Consolidated Cash Flow. In addition, for purposes of making the computation referred to above, the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFEASANCE TRUST AGREEMENT" means the Defeasance Trust Agreement, dated the Issuance Date, by and among the Issuers, Mall Intermediate Holdings, Mall Construction Subsidiary, Phase II Intermediate Holdings and the Trustee with respect to the Issuers' 12 1/4% Mortgage Notes due 2004.

          "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is three months after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuers to repurchase or redeem such Capital Stock upon the occurrence of a change of control, and event of loss or an asset sale occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions, event of loss provisions, or asset sale provisions, as the case may be, applicable to such Capital Stock specifically provide that the Issuers will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's and Venetian's compliance with the provisions of the Indenture, including Sections 4.10, 4.11 and 4.16 hereof.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EQUITY OFFERING" means any sale of Equity Interests of the Issuers (or any parent company or managing member of the Issuers if the proceeds are contributed to or used to purchase Equity Interests of the Issuers), excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Stock, to the public under an effective registration statement under the Securities Act or in a private placement under an exemption from the registration requirements of the Securities Act or any capital contribution in respect of such Equity Interests of the Issuers.

          "EQUITY OFFERING PROCEEDS" means the gross aggregate proceeds from an Equity Offering.

          "ESTIMATION PERIOD" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or any entity that is treated as a partnership for federal income tax purposes in connection with determining his or her estimated federal income tax liability for such period.

          "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (1) any loss, destruction or damage of such property or asset; (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (3) any settlement in lieu of clause (2) above.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" has the meaning assigned to it in the preamble to this Indenture.

          "EXCHANGE OFFER" has the meaning set forth in any Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in any Registration Rights Agreement.

          "EXISTING INDEBTEDNESS" means the Indebtedness set forth on Schedule A hereto.

          "EXPO CENTER" means the Sands Expo and Convention Center.

          "FIRST LIEN CREDIT FACILITIES" means any Indebtedness that is secured by Permitted Liens as described in clause (13) or clause (19) of the definition thereof and has a first priority Lien, subject to Permitted Liens, on any Note Collateral.

          "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, repays or defeases any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness and the use of proceeds therefrom, or such issuance, repurchase or redemption of Preferred Stock and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense of such Person for such period and (2) all capitalized interest of such Person and its Restricted Subsidiaries and (3) the product of (a) to the extent such Person is not treated as an S corporation, a partnership or a substantially similarly treated pass-through entity for federal income tax purposes, all dividend payments, whether or not in cash on any series of Preferred Stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests or dividends paid as an increase in liquidation preference on Preferred Stock, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP MINUS all one-time charges, expenses and amortization costs relating to Refinancing Transactions paid on the Issuance Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries (without giving effect to any minority or preferred interest of Venetian) and shall not include any Unrestricted Subsidiary.

          "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of their Subsidiaries.

          "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Issuers or any of their Restricted Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g), which is required to be placed on all Global Notes issued under this Indenture.

          "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibits A-1 and A-2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d) or 2.06(f) hereof.

          "GOVERNMENT INSTRUMENTALITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

          "GOVERNMENT SECURITIES" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

          "GRAND CANAL SHOPS MALL SUBSIDIARY" means Grand Canal Shops Mall Subsidiary, LLC, a Delaware limited liability company.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof and cash collateral accounts), of all or any part of any Indebtedness.

          "HARRAH'S ROAD WAY AGREEMENT" means an agreement between Venetian and Harrah's Casino Resort as amended, revised, modified or restated, with respect to the sharing of the common roadway between the parties and certain plans with respect to the improvements to be made thereto.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

          "HVAC PROVIDER" means Sempra Energy Solutions, successor to Atlantic-Pacific, Las Vegas, LLC, a Delaware limited liability company.

          "HVAC SERVICES AGREEMENT" means, collectively (1) that certain Energy Services Agreement between Venetian and the HVAC Provider, (2) that certain Ground Lease between Venetian and the HVAC Provider, (3) that certain Construction Agency Agreement between Venetian and the HVAC Provider and (4) that certain Energy Services Agreement between Mall Subsidiary and the HVAC Provider, in each case, as amended from time to time in accordance with its terms.

          "HOLDER" means a Person in whose name a Note is registered.

          "IAI GLOBAL NOTE" means the global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "INDEBTEDNESS" means, with respect to any Person, (1) any indebtedness of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or (d) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person).

For purposes of this definition, the term "Indebtedness" shall not include (a) any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP, (b) any obligation under the HVAC Services Agreement as in effect on the Issuance Date or (c) any surety bonds for claims underlying mechanics liens and any reimbursement obligations with respect thereto so long as such reimbursement obligations are not then due, or are promptly paid when due. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything in the Indenture to the contrary, Indebtedness of the Issuers and their Restricted Subsidiaries shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time, in accordance with its terms.

          "INDENTURE DEED OF TRUST" means that certain Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by the Company and Venetian, as trustor, to First American Title Insurance Company, as trustee, for the benefit of the Trustee, as beneficiary, as amended, modified or revised from time to time in accordance with its terms and this Indenture.

          "INDENTURE ENVIRONMENTAL INDEMNITY" means the Unsecured Indemnity Agreement, dated as of the Issuance Date, by the Company and Venetian to and for the benefit of the Trustee, as amended, modified or revised in accordance with its terms.

          "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking or financial advisory firm of nationally or internationally recognized standing that is not an Affiliate of the Company, the Principal Stockholder or its Related Parties.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "INTERCREDITOR AGREEMENT" means (1) the Intercreditor Agreement, dated as of the Issuance Date, between The Bank of Nova Scotia, as Credit Agent acting on behalf of the other Lenders pursuant to the Bank Credit Facility, the Trustee, acting on behalf of the Holders of the Notes, and The Bank of Nova Scotia as Intercreditor Agent, as amended, revised, modified or restated from time to time in accordance with its terms and (2) any other intercreditor agreement entered into by the Trustee on behalf of the Holders of the Notes and pursuant to the provisions of this Indenture, as amended, revised, modified or restated from time to time in accordance with its terms.

          "INTERFACE" means Interface Group-Nevada, Inc., a Nevada corporation.

          "INTERFACE HOLDING" means Interface Group Holding Company, Inc., a Nevada corporation.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "INVESTMENT GRADE" means, with respect to any Indebtedness, a credit rating of such Indebtedness of Baa3 or higher by Moody's or BBB- or higher by S&P, provided, that if either Moody's or S&P is not then rating the pertinent Indebtedness, an equivalent or higher rating by a nationally recognized credit rating agency may be substituted.

          "ISSUANCE DATE" means the closing date for the sale and issuance of the Initial Notes.

          "ISSUERS" means the Company and Venetian, and any successor to any of them permitted under this Indenture.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LENDERS" means any of the lenders under the Bank Credit Facility.

          "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuers and sent to Holders of the Notes for use by such Holders in connection with an Exchange Offer.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to a Registration Rights Agreement.

          "LUTECE LEASE" means that certain Lease Agreement by and between Venetian and Mall Subsidiary relating to certain space that is subleased by Las Vegas Lutece Corp., as amended from time to time in accordance with the terms thereof.

          "MACAU CASINO" means the proposed casino or casinos to be operated in Macau, China, to be owned and operated by one or more of the Macau Entities.

          "MACAU ENTITIES" means, with respect to the Issuers, any entity in which the Issuer or any Restricted Subsidiary has a direct or indirect Investment, whose purpose is to manage, develop, construct, maintain or operate one or more hotels, casinos, conference centers and retail and entertainment complexes in Macau or assist in any of the foregoing hotel, casino, retail, meeting and entertainment complex in Macau or any entity which owns any such entity.

          "MACAU FEES" means management, consulting, marketing, licensing or other fees or payments (other than reimbursements or repayments of loans) from the Macau Casino.

          "MAI APPRAISAL" means an appraisal conducted by a member of the Appraisal Institute in accordance with the standards of the Appraisal Institute.

          "MAKE-WHOLE PREMIUM" means, with respect to a Note, an amount equal to the greater of (1) 1% of the outstanding principal amount of such Note and (2) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on June 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Note.

          "MALL" means that certain enclosed retail, dining and entertainment complex of approximately 446,000 net leasable square feet otherwise known as The Grand Canal Shoppes Mall.

          "MALL COLLATERAL" means all of the Issuers' and their Restricted Subsidiaries' right, title, and interest in and to (1) the leasehold estate created by the Billboard Lease, the Canyon Ranch Lease and the Lutece Lease; (2) the Mall and any related improvements (including expansions) and equipment thereto; (3) any reserves established by the Issuers or any of their Restricted Subsidiaries relating to the Mall; and (4) any and all rents or other income derived from the Mall pledged under any and all security agreements and an assignments of leases and rents creating a security interest in such rents and other income.

          "MALL CONSTRUCTION SUBSIDIARY" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company.

          "MALL FINANCING AGREEMENT" means the agreement between Mall Subsidiary and Archon Financial, L.P. dated as of the Issuance Date, together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented, refinanced, replaced, extended or otherwise modified from time to time, including any agreement extending the maturity of, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed either under such agreement or a new debt agreement or security or providing for a debt facility or debt security with a second priority Lien on the Mall Collateral) all or any portion of the Indebtedness and other obligations under such agreement or agreements or debt instrument or security or any successor or replacement agreement or agreements or debt instruments or security, and whether by the same or any other agent, lender or group of lenders or a group of investors.

          "MALL INTERMEDIATE HOLDINGS" means Mall Intermediate Holding Company, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Venetian.

          "MALL MANAGEMENT AGREEMENT" means the Mall Management Agreement, dated as of November 14, 1997, between Forest City Enterprises and the Mall Subsidiary, as amended, revised or modified.

          "MALL MANAGER" means Grand Canal Shops Mall MM Subsidiary, Inc., a Nevada corporation and a wholly owned subsidiary of the Company.

          "MALL SPACE" means the legal parcel within which the Mall is contained.

          "MALL SUBSIDIARY" means Grand Canal Shops II, LLC, a Delaware limited liability company.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss) or (3) the effect of non-cash accounting adjustments resulting from a change in the tax status of a flow-through tax entity to a "C-corporation" or other entity taxed similarly.

          "NET LOSS PROCEEDS" means the aggregate cash proceeds received by an Issuer or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses) and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary).

          "NET PROCEEDS" means the aggregate cash proceeds received by an Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, consent fees, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Notes) on the asset or assets that are the subject of such Asset Sale or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project or the Phase IA Project to the extent so reinvested, all distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale and the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in the Asset Sale and retained by an Issuer or any Restricted Subsidiary after that Asset Sale.

          "NON-RECOURSE FINANCING" means Indebtedness incurred in connection with the construction, purchase or lease of personal or real property or equipment or Specified FF&E (1) as to which the lender upon default may seek recourse or payment against the Company or any Restricted Subsidiary only through the return or foreclosure or sale of the property or equipment or the other Specified FF&E so constructed, purchased or leased and to any proceeds of such property and Indebtedness and the related collateral account in which such proceeds are held and (2) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Company or any Restricted Subsidiary except in each case in the case of fraud and other customary non-recourse exceptions.

          "NON-RECOURSE INDEBTEDNESS" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, (1) as to which none of the Company, Venetian or any of their Restricted Subsidiaries (a) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be, (other than a Permitted Macau Guarantee) or (b) is directly or indirectly liable (other than a Permitted Macau Guarantee), and (2) with respect to Non-Recourse Indebtedness of an Unrestricted Subsidiary, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary but excluding any default on a Permitted Macau Guarantee by the Issuers or any of their Restricted Subsidiaries) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness under the Bank Credit Facility) or Disqualified Stock, as the case may be, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or Disqualified Stock, as the case may be, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "NON-U.S. PERSON" means a Person who is not a U.S. Person.

          "NOTE COLLATERAL" means all assets, now owned or hereafter acquired, of the Company, Venetian or any Note Guarantor defined as Collateral in the Collateral Documents.

          "NOTE CUSTODIAN" means the Trustee, when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

          "NOTE GUARANTEE" means the Guarantee by each Note Guarantor of the Issuers' payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

          "NOTE GUARANTORS" has the meaning assigned to it in the preamble to this Indenture, and includes any successors thereto permitted under this Indenture.

          "NOTES" has the meaning assigned to it in the preamble to this Indenture.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the offering by the Issuers of $850,000,000 in aggregate principal amount of the Initial Notes.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuers or a Note Guarantor, as the case may be, by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of the Issuers or a Note Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Venetian (or its managing member) or a Note Guarantor, as the case may be, that meets the requirements set forth in the Indenture.

          "OPINION OF COUNSEL" means an opinion from legal counsel, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers, any Note Guarantor or the Trustee.

          "OTHER PHASE II AGREEMENTS" means any agreement entered into by the Issuers or their Subsidiaries with a Person for construction, development and operation of a hotel or casino on the Phase II Land (other than the Phase II Resort and the Phase IA Project).

          "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

          "PERMITTED INVESTMENTS" means: (1) any Investments in the Issuers, any Note Guarantor or in any Restricted Subsidiary that is not a Note Guarantor if the Investments in such Restricted Subsidiary that is not a Note Guarantor from the Issuers, any Note Guarantor or any of the other Restricted Subsidiaries aggregate less than $2.0 million; (2) any Investments in Cash Equivalents; (3) Investments by the Issuers or any Restricted Subsidiary of the Issuers in a Person, if as a result of such Investment (a) such Person becomes a Note Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, one of the Issuers or a Note Guarantor; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers; (6) receivables owing to the Issuers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (8) loans or advances to employees, former employees or directors of the Issuers or their Restricted Subsidiaries (a) to fund the exercise price of options granted under the employment agreements or the Issuers' stock option plans or agreements, in each case, as approved by the Company's Board of Directors or (b) for any other purpose not to exceed $2.0 million in the aggregate at any one time outstanding under this clause (b); (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuers and any Restricted Subsidiary or in satisfaction of judgments; (10) Investments in any Person engaged in the Principal Business which Investment is solely in the form of Equity Interests (other than Disqualified Stock) of the Issuers; (11) any Investments in any of the Macau Entities (including an Investment through an Unrestricted Subsidiary that has an Investment in a Macau Entity) not to exceed (a) $40.0 million in the aggregate for cash and Cash Equivalents and (b) $90.0 million in the aggregate for any Permitted Macau Guarantees; PROVIDED that such Investments will only be permitted pursuant to this clause (11) for so long as any of the Issuers or a Restricted Subsidiary of the Issuers are the only Affiliates of the Issuers that have the contractual right to receive Macau Fees; and PROVIDED FURTHER that such Macau Fees, in the aggregate, shall be reasonably comparable in amount to management fees that an unrelated, third-party manager would receive in similar circumstances, as evidenced by an opinion of an Independent Financial Advisor in the gaming or hospitality field; (12) any Investments, not to exceed $20.0 million in the aggregate under this clause (12), in any Subsidiary of the Issuer; PROVIDED that
(1) the proceeds of such Investments are used solely for design, architectural, engineering or permitting or other costs, including operating costs, in connection with the development of the Phase II Resort and (2) such costs are not incurred in connection with actual construction (excluding demolition, site preparation, site excavation and foundation work and excluding the Phase IA Project) on the Phase II Land; and (13) Investments in Supplier Joint Ventures in an amount not to exceed $10.0 million in the aggregate under this clause
(13).

          "PERMITTED LIENS" means (1) Liens in favor of the Issuers and any Wholly Owned Restricted Subsidiary of the Issuers; PROVIDED that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Trustee or a collateral agent for the Trustee or subordinate to the Lien in favor of the Trustee securing the Notes or any Note Guarantee; (2) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of the Issuers or any Restricted Subsidiary of the Issuers; PROVIDED, that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of the Issuers or such Restricted Subsidiary; (3) Liens on property existing at the time of acquisition thereof by the Issuers or any Restricted Subsidiary of the Issuers; PROVIDED that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition; (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Project or the Phase IA Project and which obligations are not expressly prohibited by the Indenture; PROVIDED, HOWEVER, that the Issuers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Project or the Phase IA Project, the Issuers have bonded within a reasonable time after becoming aware of the existence of such Lien; (5) Liens securing obligations in respect of the Indenture, the Notes, including Additional Notes and Exchange Notes, and any Note Guarantee; (6) leases or Liens, to the extent permitted by
Section 4.21 hereof; (7) (a) Liens for taxes, assessments or governmental charges or claims or (b) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Project or the Phase IA Project, in the case of each of (a) and (b), with respect to amounts that either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; (8) (a) easements, rights-of-way, avigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Issuers and their Restricted Subsidiaries and (b) any Liens or other exception to title that appear on a policy of title insurance, or a commitment to issue such policy, with respect to the Project Assets and the Phase IA Project Assets, in favor of the Trustee on the Issuance Date; (9) a leasehold mortgage in favor of a party financing the lease of space within the Project and/or the Phase IA Project; PROVIDED that (a) the lease affected by such leasehold mortgage is permitted by Section 4.21 hereof, (b) neither the Issuers nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and (c) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Indenture Deed of Trust, subject to the provisions of the last paragraph of Section 4.21 hereof;
(10) Liens created or contemplated by the Cooperation Agreement and the HVAC Services Agreement; (11) Liens on real property of the Issuers arising pursuant to the Harrah's Road Way Agreement; (12) Liens (a) to secure Indebtedness permitted by clauses (g), (j) or (p) of the second paragraph of Section 4.09 hereof and extending only to the assets or gaming equipment as acquired and any related assets specified in the definition of Specified FF&E and (b) to secure Indebtedness permitted by clause (d) of the second paragraph of Section 4.09 hereof; PROVIDED that such Liens are not materially greater in extent than the Liens securing the Indebtedness so refinanced; (13) Liens securing all Obligations under the Credit Facilities incurred pursuant to clause (a) or (o) of the second paragraph of Section 4.09 hereof, PROVIDED that the Notes will have a second priority Lien, subject to Permitted Liens, on any collateral subject to the Liens permitted by this clause (13) (other than the disbursement account under the Bank Credit Facility and any proceeds held in such account) for so long as such Liens are securing the obligations described above in this clause (13); (14) until Phase IA Completion is achieved, Permitted Liens (as defined in the Bank Credit Facility in effect on the date hereof) on Phase IA Project Assets; (15) Liens incurred in connection with Hedging Obligations incurred pursuant to clause (f) of the second paragraph of Section 4.09 hereof, including first priority Liens on the Note Collateral if the underlying obligations subject to the Hedging Obligations are secured by a first priority Lien on the Note Collateral or if the Hedging Obligations are in respect of currency exchange hedges; (16) licenses of patents, trademarks and other intellectual property rights granted by the Issuers or any Subsidiary of the Issuers in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Issuer or such Subsidiary; (17) any judgment attachment or judgment Lien not constituting an Event of Default; (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (19) Liens securing obligations in respect of any Senior Secured Debt, provided the Issuers' Senior Secured Debt to Cash Flow Ratio at the time of incurrence would be no greater than 2.75 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), if the additional Senior Secured Debt and application of proceeds had occurred at the beginning of the four-quarter period used to determine Senior Secured Debt to Cash Flow Ratio; PROVIDED that to the extent any Liens incurred under this clause (19) are in connection with any of the First Lien Credit Facilities, the Notes will have a second priority Lien, subject to Permitted Liens, on any and all collateral subject to the Liens permitted by this clause (19) for so long as such Liens are securing obligations under such Credit Facility; (20) Liens on the Mall Collateral (a) securing obligations in respect of the Mall Financing Agreement and (b) permitted under the Mall Financing Agreement; PROVIDED that no other assets or collateral of the Issuers or any Restricted Subsidiary may be subject to such Liens; (21) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts performance and return of money bonds and other obligation of a like nature incurred in the ordinary course; (22) Liens incurred in connection with the construction of a pedestrian bridge or pedestrian tunnel under Las Vegas Boulevard and Sands Avenue provided that such Liens will not (a) materially interfere with, impair or detract from the operation of the business of the Issuers and their Restricted Subsidiaries or the construction or operation of the Project Assets and (b) cause a material decrease in the value of the Note Collateral; (23) Liens arising from filing UCC financing statements relating solely to leases permitted by Section 4.21 hereof or the other provisions of this Indenture; (24) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (25) Liens created under the Pre-development Agreement as in effect on the Issuance Date; (26) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of the construction of the Project and the Phase IA Project; and (27) Liens in favor of the Trustee as trustee with respect to the Issuers' 12 1/4% Mortgage Notes due 2004 on the Defeasance Account under the Defeasance Trust Agreement and any proceeds held in such Defeasance Account for the benefit of the holders of the Issuers' 12 1/4% Mortgage Notes due 2004.

          "PERMITTED MACAU GUARANTEE" means a guarantee of Indebtedness of, or performance by, any Macau Entities by any Issuer or any Restricted Subsidiary, which Guarantee is permitted by Section 4.09 hereof.

          "PERMITTED QUARTERLY TAX DISTRIBUTIONS" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company or Venetian, as the case may be (in each case, including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes), for the related Estimation Period, as in a statement filed with the Trustee; PROVIDED, HOWEVER, that (1) prior to any distributions of Tax Amounts the Issuers shall deliver an Officers' Certificate to the effect that, in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by the Company, the Company qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (2) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and Venetian was treated as a partnership or substantially similarly treated pass-through entity for federal income tax purposes for the period covered by such financial statements; PROVIDED, FURTHER, that, for an Estimation Period that includes a True-up Determination Date, (1) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (2) if the True-up Amount is due to the Company or Venetian, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by the Company or Venetian, as the case may be.

          "PERMITTED SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries (1) for which no installment of principal matures earlier than three months after the Notes mature and (2) for which the payment of principal and interest is subordinated in right of payment to the Notes or any Note Guarantee at least to the extent set forth in Appendix A-2 hereto.

          "PERSON" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PHASE IA COMPLETION DATE" means the first date that any of the Issuers or any Restricted Subsidiary receives a temporary or permanent certificate of occupancy from Clark County, Nevada for at least 950 hotel rooms in the Phase IA Project.

          "PHASE IA PROJECT" means the contemplated 1,000 room expansion, 150,000 square foot additional meeting space and 1,000 parking space expansion, all as more particularly described in the Offering Circular, dated May 22, 2002, relating to the Offering, and as may be modified in accordance with the Bank Credit Facility.

          "PHASE IA PROJECT ASSETS" means, with respect to the Phase IA Project at any time, all of the assets then in use related to the Phase IA Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (1) the Phase II Land and any improvements thereon; (2) any obsolete personal property determined by the Company's Board of Directors to be no longer useful or necessary to the operations or support of the Phase IA Project; (3) the equipment owned by the HVAC Provider (unless purchased by Venetian or Note Guarantor after the date hereof); and (4) any equipment or materials leased from a third party in the ordinary course of business or owned or used by a third party in connection with the construction of the Phase IA Project Assets.

          "PHASE II HOLDINGS" means Lido Casino Resort Holding Company, LLC, a Delaware limited liability company and, at the Issuance Date, an Unrestricted Subsidiary of the Issuers.

          "PHASE II INTERMEDIATE HOLDINGS" means Lido Intermediate Holding Company, LLC, a Delaware limited liability company.

          "PHASE II LAND" means the real property consisting of approximately 14 acres adjoining the land containing the Project and which real property is as of the Issuance Date owned by the Phase II Subsidiary.

          "PHASE II MANAGER" means Lido Casino Resort MM, Inc., a Nevada corporation and, at the Issuance Date, an Unrestricted Subsidiary of the Issuers.

          "PHASE II RESORT" means a potential development on the Phase II Land which may be physically connected to the Casino Resort and/or the Phase IA Project.

          "PHASE II SUBSIDIARY" means Lido Casino Resort, LLC, a Nevada limited liability company and, at the Issuance Date, an Unrestricted Subsidiary of the Issuers.

          "PLANS AND SPECIFICATIONS" means the Phase I-A Project Plans and Specifications as defined in the Bank Credit Facility, as the same may be modified and supplemented from time to time in accordance with the Bank Credit Facility.

          "PRE-DEVELOPMENT AGREEMENT" means the Sands Resort Hotel & Casino Agreement, dated February 18, 1997, by and between Clark County and the Company, as amended, revised, modified and restated.

          "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

          "PRINCIPAL BUSINESS" means the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating the conference center and meeting facilities and owning and operating a retail and entertainment mall and acting as a member of Venetian in the case of the Company), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Company, Venetian and direct and indirect Restricted Subsidiaries (including, without limitation, engaging in transactions with Affiliates and incurring Indebtedness, providing guarantees or providing other credit support, in each case to the extent permitted under the Indenture), owning and operating joint ventures to supply materials or services for the construction or operation of any resorts owned or operated by the Company and its Restricted Subsidiaries and entering into casino leases or management agreements for any casino situated on land owned by the Issuers or any of their Subsidiaries or owned or operated by the Issuers or any Affiliate of the Issuers. For purposes of clarity, "Principal Business" shall also include the business proposed to be entered into by the Macau Entities and the Issuers' interest in such projects, each, as described in the Offering Circular, dated May 22, 2002, relating to the Offering.

          "PRINCIPAL STOCKHOLDER" means Sheldon G. Adelson.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "PROJECT" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, including the Mall, with related heating, ventilation and air conditioning and power station facilities located at 3355 Las Vegas Boulevard South, Clark County, Nevada.

          "PROJECT ASSETS" means, with respect to the Project at any time, all of the assets then in use related to the Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (1) the Phase II Land and any improvements thereon;
(2) any obsolete personal property determined by the Company's Board of Directors to be no longer useful or necessary to the operations or support of the Project; (3) the equipment owned by the HVAC Provider (unless purchased by Venetian or a Note Guarantor after the date hereof); and (4) any equipment leased from a third party in the ordinary course of business.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "QUALIFIED IPO" means an initial public offering of the common equity interests in an Issuer or an entity that controls, directly or indirectly, or is a managing member of, Venetian, such that such common equity interests are thereafter traded on a stock exchange in the United States or the Nasdaq national system.

          "QUARTERLY PAYMENT PERIOD" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which federal estimated tax payments are due (PROVIDED that payments in respect of estimated state income taxes due in January may instead, at the option of the Issuers, be paid during the last five days of the immediately preceding December).

          "REFINANCING TRANSACTIONS" means the Refinancing Transactions described in the Offering Circular, dated May 22, 2002, relating to the Offering.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 4, 2002, by and among the Issuers, the Initial Purchasers and the other parties named on the signature pages thereof, and any similar future registration rights agreement entered into with respect to any Additional Notes (and any other Notes to the extent necessary so that all outstanding Notes participating may be traded as a single class and series), each, as may be amended, modified or supplemented from time to time.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and the Regulation S Temporary Global Note Legend set forth in Section 2.06(g)(iii) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "RELATED PARTIES" means (1) any spouse and any child, stepchild, sibling or descendant of the Principal Stockholder, (2) any estate of the Principal Stockholder or any person under clause (1), (3) any person who receives a beneficial interest in the Company or Venetian from any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company or Venetian for the benefit of, or as fiduciary for, any person under clauses (1),
(2) or (3) to the extent of such interest, (5) any corporation, trust, or similar entity owned or controlled by the Principal Stockholder or any person referred to in clause (1), (2), (3) or (4) or for the benefit of any person referred to in clause (1) and (6) the spouse or issue of one or more of the individuals described in clause (1).

          "REPURCHASE OFFER" means an offer made by the Issuers to purchase all or any portion of a Holder's Notes pursuant to Sections 4.10, 4.11 or 4.16 hereof, respectively.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

          "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

          "RESTRICTED SUBSIDIARY" means, at any time, any direct or indirect Subsidiary of the Issuers that is not then an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule l44A promulgated under the Securities Act.

          "RULE 903" means Rule 903 promulgated under the Securities Act.

          "RULE 904" means Rule 904 promulgated under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY AGREEMENT" means the Security Agreement, dated as of the Issuance Date, by and among the Issuers, the Note Guarantors named therein and The Bank of Nova Scotia as Intercreditor Agent, as amended, modified or revised from time to time in accordance with its terms and this Indenture.

          "SENIOR INDEBTEDNESS" means Indebtedness that is not subordinated by its terms in right of payment to the payment of principal or interest of other Indebtedness.

          "SENIOR SECURED DEBT" means, at any time, the Indebtedness of the Issuers or any Restricted Subsidiary otherwise permitted to be incurred by
Section 4.09 hereof that is secured by a Lien, on the Note Collateral (other than the Notes and the Note Guarantees) or any other assets of the Issuers or the Restricted Subsidiaries. Senior Secured Debt will include any Indebtedness incurred under any Credit Facility and any Mall Financing Agreement for so long as such Indebtedness is as described in the previous sentence.

          "SENIOR SECURED DEBT TO CASH FLOW RATIO" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Senior Secured Debt of such Person and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded. Consolidated Senior Secured Debt shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

          "SERVICES AGREEMENT" means that Amended and Restated Services Agreement by and among the Company, Interface, Interface Holdings and the parties stated on the signature page thereto, as amended from time to time in accordance with its terms.

          "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in any Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issuance Date.

          "SPECIFIED FF&E" means any furniture, fixtures, equipment and other personal property financed or refinanced with the proceeds from the incurrence of Indebtedness pursuant to clauses (g), (j) or (p) of the second paragraph of
Section 4.09 hereof including: (1) each and every item or unit of equipment acquired with proceeds thereof; (2) each and every item or unit of equipment acquired in substitution or replacement thereof; (3) all parts, components and other items pertaining to such collateral; (4) all documents (including without limitation all warehouse receipts, dock receipts, bills of lading and the like);
(5) all licenses (other than gaming licenses), warranties, guarantees, service contracts and related rights and interests covering all or any portion of such collateral; (6) to the extent not otherwise included, all proceeds (including insurance proceeds) of any of the foregoing and all accessions to, substitutions and replacements for, and the rents, profits and products of, each of the foregoing (including collateral accounts); and (7) so long as Indebtedness under the First Lien Credit Facilities are outstanding, such other collateral reasonably determined by the lenders under the First Lien Credit Facilities to be collateral for Indebtedness incurred in connection with the purchase of Specified FF&E so long as the Lien securing Indebtedness incurred under any First Lien Credit Facilities does not extend to such collateral.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness that by its terms is expressly subordinated in right of payment in any respect (either in the payment of principal or interest) to the payment of principal or interest on the Notes.

          "SUBSIDIARY" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (2) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUPPLIER JOINT VENTURE" means any Person that supplies or provides equipment, materials or services to the Issuers or any contractor in the Project and/or Phase IA Project or the construction of the Phase II Resort and in which the Issuers or one of their Restricted Subsidiaries have Investments.

          "TAX AMOUNT" means, with respect to an Estimation Period or a taxable year, as the case may be, an amount equal to (1) the product of (a) the taxable income (including all separately stated items of income) of the Company or Venetian, as the case may be, for such Estimation Period or a taxable year, as the case may be, and (b) the Applicable Tax Percentage reduced by (2) to the extent not previously taken into account, any income tax benefit attributable to the Company or Venetian in the current taxable year, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current taxable year, or portion thereof, computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; PROVIDED, HOWEVER, that, the computation of Tax Amount shall also take into account (3) the deductibility of state and local taxes for federal income tax purposes, and (4) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such a long-term capital gain as opposed to ordinary income).

          "TAX AMOUNTS CPA" means a nationally recognized certified public accounting firm.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TREASURY RATE" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to June 15, 2006; PROVIDED, HOWEVER, that if the average life of such note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "TRUE-UP AMOUNT" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustment to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (2) the Tax Amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; PROVIDED, HOWEVER, that if there is an audit or other adjustment with respect to a return filed by the Company or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True- up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (1) above over the amount described in clause (2) above shall be referred to as the "True-up Amount due to the Company" or the "True-up Amount due to Venetian," as the case may be, and the excess, if any, of the amount described in clause (2) over the amount described in clause (1) shall be referred to as the "True-up Amount due to the shareholders or members."

          "TRUE-UP DETERMINATION DATE" means the date on which the Tax Amounts CPA delivers a statement to the Trustee indicating the True-up Amount; PROVIDED, HOWEVER, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may
be).

          "TRUSTEE" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "UNRESTRICTED SUBSIDIARY" means (1) each of Phase II Holdings, Phase II Manager and Phase II Subsidiary; and (2) any entity that would have been a Restricted Subsidiary of the Company but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of the Indenture and any Subsidiary of such entity, so long as it remains an Unrestricted Subsidiary in accordance with the terms of the Indenture. In addition, as of the Issuance Date, all of the Subsidiaries of Venetian Venture Development, LLC, a Nevada limited liability company, will be Unrestricted Subsidiaries unless otherwise designated as Restricted Subsidiaries by the Issuers pursuant to the terms of this Indenture.

          "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "VENETIAN" means Venetian Casino Resort, LLC, a Nevada limited liability company, or any successor thereto that is permitted under this Indenture.

          "VOTING STOCK" means, with respect to any Person that is a corporation, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other Person that is a limited liability company, membership interests entitled to manage the operations or business of the limited liability company.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

          "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and/or one or more Wholly Owned Subsidiaries of such Person. A Wholly Owned Subsidiary of the Issuers shall include any Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall be owned by one or both Issuers and/or one or more Wholly Owned Subsidiaries of the Issuers.

          Section 1.02. OTHER DEFINITIONS.

                                                                     Defined in
          Term                                                          Section
          ----                                                          -------
          "Additional Notes"............................................2.01(a)
          "Affiliate Transaction"..........................................4.12
          "Asset Sale Offer"...............................................4.10
          "Authentication Order"...........................................2.02
          "Benefited Party"...............................................11.01
          "Change of Control Offer"........................................4.16
          "Change of Control Payment"......................................4.16
          "Change of Control Payment Date".................................4.16
          "Covenant Defeasance"............................................8.03
          "Custodian"......................................................6.01
          "DTC"............................................................2.03
          "Employee Stock Buybacks"........................................4.07
          "Event of Default"...............................................6.01
          "Event of Loss Offer"............................................4.11
          "Excess Loss Proceeds"...........................................4.11
          "Excess Proceeds"................................................4.10
          "incur"..........................................................4.09
          "Lease Transaction"..............................................4.21
          "Legal Defeasance"...............................................8.02
          "Offer Amount"...................................................3.10
          "Offer Period"...................................................3.10
          "Paying Agent"...................................................2.03
          "Payment Blockage Notice"....................................11.07(c)

          "Payment Default".............................................6.01(f)
          "Permitted Junior Securities"................................11.07(e)
          "Permitted Stockholder Indebtedness".....................Appendix A-2
          "Purchase Date"..................................................3.10
          "Refinancing Fee Amounts".....................................4.09(d)
          "Refinancing Indebtedness".......................................4.09
          "Registrar"......................................................2.03
          "Repurchase Offer"...............................................3.10
          "Restricted Payments"............................................4.07

          Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes and the Note Guarantees;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee:

          "OBLIGOR" on the Notes means each of the Issuers, the Note Guarantors, if any, and any successor obligor upon the Notes or any Note Guarantee, as the case may be.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          Section 1.04. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

                (1)   a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)   "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5)   provisions apply to successive events and transactions;

                (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

                (7) the term "redeem" and the correlative terms "redemption" and "redeemed" shall not include any Repurchase Offer; and

                (8) the term "consolidated" when used in the context of the Issuers and their Restricted Subsidiaries shall exclude all assets, liabilities, revenue, or expenses of Unrestricted Subsidiaries; PROVIDED, HOWEVER, that if Venetian ceases to be a Subsidiary of Las Vegas Sands, Inc., the term the "Company" shall mean Venetian and Las Vegas Sands, Inc. on a combined basis. :

                                   ARTICLE 2.
                                    THE NOTES

          Section 2.01. FORM AND DATING.

          (a) GENERAL. Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes in an aggregate principal amount not in excess of $850,000,000 may be executed and delivered by the Issuers to the Trustee for authentication, accompanied by an Officers' Certificate of the Issuers directing such authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuers (as set forth in such Officers' Certificate). Subject to compliance with Section
4.09 hereof and delivery of the Officers' Certificate described above, the Issuers may from time to time, without the consent of Holders of Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and first interest payment date thereon in an aggregate principal amount permitted to be incurred pursuant to
Section 4.09 hereof (the "ADDITIONAL NOTES"). The Notes and Additional Notes, if any will be treated as a single class for purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of this Indenture, references to the "Notes" include any Additional Notes actually issued and outstanding. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the

Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

          Section 2.02. EXECUTION AND AUTHENTICATION.

          One Officer of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature. Each Issuer's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuers signed by an Officer of each Issuer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

          Section 2.03. REGISTRAR AND PAYING AGENT.

          The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

          The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy

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or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.05. HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

          Section 2.06. TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or
(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either
     (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant's account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

                (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a beneficial interest in the l44A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

                      (C) such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

                      (D)   the Registrar receives the following:

                            (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                            (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)   TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

                (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
          (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (2) thereof;

                      (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(a) thereof;

                      (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable:

                      (F) if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

                      (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

                      (C) such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

                      (D)   the Registrar receives the following:

                            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1 )(b) thereof; or

                            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)   TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
INTERESTS.

                (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable;

                      (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

                      (C) such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

                      (D)   the Registrar receives the following:

                            (1)   if the Holder of such Definitive Notes
                proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                (1)(c) thereof; or

                            (2)   if the Holder of such Definitive Notes
                proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
     Note if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

                      (C) any such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

                      (D)   the Registrar receives the following:

                            (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                            (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with any Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)   PRIVATE PLACEMENT LEGEND.

                      (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
     (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING RULE 144 THEREUNDER (IF AVAILABLE)), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                      (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
          2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

                (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)   General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

                (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11, 4.16 and 9.05
     hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          Section 2.07. REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in, replacing a Note.

          Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.08. OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for (i) those cancelled by it, (ii) those delivered to it for cancellation, (iii) those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and (iv) those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; HOWEVER, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of
Section 3.07(b) hereof.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Section 2.09. TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent. Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

          Section 2.10. TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          Section 2.11. CANCELLATION.

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

          Section 2.12. DEFAULTED INTEREST.

          If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                        OFFERS TO PURCHASE OR REDEMPTION

          Section 3.01. NOTICES TO TRUSTEE.

          If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          If the Issuers are required to make an offer to purchase Notes pursuant to the provisions of Section 4.10, 4.11 or 4.16 they shall furnish to the Trustee, at least 45 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price,

(iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) one of the Issuers or one of their Restricted Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million, (b) the Issuers or one of their Restricted Subsidiaries has suffered an Event of Loss and there are Excess Loss Proceeds aggregating more than $10.0 million or (c) a Change of Control has occurred, as applicable.

          Section 3.02. SELECTION OF NOTES TO BE PURCHASED OR REDEEMED.

          If less than all of the Notes are to be purchased in an Asset Sale Offer or Event of Loss Offer, or redeemed at any time, the Trustee shall select the Notes to be purchased or redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable law; PROVIDED that no Notes of $1,000 or less shall be purchased or redeemed in part). In the event of partial purchase or partial redemption in the manner provided above, the particular Notes to be purchased or redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the purchase or redemption date by the Trustee from the outstanding Notes not previously purchased or called for redemption. In the event that less than all of the Notes properly tendered in an Asset Sale Offer or Event of Loss Offer are to be purchased, the particular Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer or Event of Loss Offer.

          The Trustee shall promptly notify the Issuers in writing of the Notes selected for purchase or redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes purchased or called for redemption also apply to portions of Notes purchased or called for redemption.

          In the event the Issuers are required to make an Asset Sale Offer or an Event of Loss Offer pursuant to Section 4.10 or 4.11 hereof, respectively, and the amount of Excess Proceeds or Excess Loss Proceeds, as the case may be, to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers the amount of Excess Proceeds or Excess Loss Proceeds, as the case may be, that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

          Section 3.03. NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a purchase or redemption date, the Issuers shall mail or cause to be mailed, by first class mail, postage prepaid, a notice of a purchase or redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)   the redemption date;

          (b)   the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)   the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuers defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at its expense; PROVIDED, HOWEVER, that the Issuers shall have delivered to the Trustee, at least 45 days (or such shorter period as may be acceptable to the Trustee) but no more than 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Section 3.05. DEPOSIT OF PURCHASE OR REDEMPTION PRICE.

          On or prior to any purchase date with respect to an offer to purchase the Notes required hereunder or any redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase or redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be purchased or redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the purchase or redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be purchased or redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, on and after the purchase or redemption date, interest shall cease to accrue on the Notes or the portions of Notes purchased or called for redemption. If a Note is purchased or redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note tendered for purchase or called for redemption shall not be so paid upon surrender for such tender or redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase or redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

          Section 3.06. NOTES PURCHASED OR REDEEMED IN PART.

          Upon surrender of a Note that is purchased or redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unpurchased or unredeemed portion of the Note surrendered.

          Section 3.07. OPTIONAL REDEMPTION.

          (a) On or after June 15, 2006, the Notes shall be redeemable at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                                                          PERCENTAGE
                                                         OF PRINCIPAL
                YEAR                                        AMOUNT
                ----                                     ------------
                2006........................................105.500%
                2007........................................103.667%
                2008........................................101.833%
                2009 and thereafter.........................100.000%

          (b) On or prior to June 15, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (which include Additional Notes, if any) originally issued at a redemption price of 111.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the proceeds from one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes (which include Additional Notes, if any) originally issued remain outstanding immediately after the occurrence of such redemption; and PROVIDED, FURTHER, that (i) such redemption shall occur within 60 days of the date of such Equity Offering and (ii) Notes held by the Issuers and not cancelled will not be deemed to be outstanding for purposes of calculating the aggregate principal amount of Notes outstanding after the occurrence of such redemption.

          (c) At any time prior to June 15, 2006, the Issuers may, at their option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

          Section 3.08. REDEMPTION PURSUANT TO GAMING LAW.

          (a) Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Issuers or any Restricted Subsidiary under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (2) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to (i) the lesser of (a) 100% of the principal amount thereof, (b) the price at which such Holder or beneficial owner acquired the Notes or (c) the fair market value of the Notes as determined in good faith by the Board of Directors of the Company, together with, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority or (ii) such other price as may be ordered by the Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Notes for redemption of the Notes. Immediately upon a determination that a Holder or beneficial owner will not be licensed, qualified or found suitable, the Holder or beneficial owner will have no further rights (a) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or (b) to receive any interest or other distribution or payment with respect to the Notes except the redemption price of the Notes described above.

          (b) In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Authority, the Issuers shall be required to comply with Sections 3.01 through 3.06 hereof.

          (c) The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

          Section 3.09. MANDATORY REDEMPTION.

          The Issuers shall not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the Notes.

          Section 3.10. REPURCHASE OFFERS.

          In the event that, pursuant to Section 4.10, 4.11 or 4.16 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified below.

          The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuers shall purchase at the Purchase Price (as determined in accordance with Section 4.10, 4.11 or 4.16 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to Section 4.10,
4.11 or 4.16 hereof, as the case may be (the "OFFER AMOUNT"), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

          (a)   that the Repurchase Offer is being made pursuant to this Section
3.10 and Section 4.10, 4.11 or 4.16 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open and that all Notes properly tendered pursuant to such Repurchase Offer will be accepted for payment;

          (b)   the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall remain outstanding and continue to accrue interest and Liquidated Damages, if any;

          (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

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          (e)   that Holders electing to have a Note purchased pursuant to any
Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day before the Purchase Date;

          (f) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase the Notes if the Issuers, the depositary (if appointed by the Issuers) or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, an electronic or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

          (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $1,000 in principal amount or an integral multiple thereof.

          On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.10. The Issuers, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

          The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer.

          Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.

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                                   ARTICLE 4.
                                    COVENANTS

          Section 4.01. PAYMENT OF NOTES.

          The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

          The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Note Guarantors in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

          Section 4.03. REPORTS.

          The Company shall file with the Trustee and provide Holders of Notes, within 15 days after it files them with the SEC, copies of its annual report and of the information,

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documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule or regulation prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall continue to file with the SEC and provide the Trustee, without cost to each Holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein (or required in any successor form); PROVIDED, HOWEVER, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filings. If the parent company of the Company guarantees the Notes and such parent company is a reporting company under section 13 or 15(d) of the Exchange Act, the Company need not comply with the reporting obligations above if the parent company makes such filings or provides such information and any required financial information concerning the Company under Regulation S-X is included in the parent company's Exchange Act reports. Upon request, the Company will in all cases, without cost to each recipient, provide copies of such information to the Holders of the Notes and, if it is not permitted to file such reports with the Commission, shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Section 4.04. COMPLIANCE CERTIFICATE.

          (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Issuers with a view to determining whether the Issuers and each obligor on the Notes and this Indenture is in compliance with this Indenture and each Collateral Document and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and each such obligor is in compliance with each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event exists, a description of the event and what action the Issuers or such obligor, as the case may be, is taking or proposes to take with respect thereto.

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

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers are in violation of any provisions of Article 4 or Article 5 hereof or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within ten Business Days upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Issuers, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Issuers are taking or propose to take with respect thereto.

          (d) Immediately upon Completion, the Issuers shall deliver promptly to the Trustee an Officers' Certificate which shall state that (i) Completion has been achieved and (ii) the date on which Completion was achieved.

          Section 4.05. TAXES.

          The Issuers shall pay, and shall cause each of their Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have any material adverse effect on the Holders of the Notes.

          Section 4.06. STAY, EXTENSION AND USURY LAWS.

          Each of the Issuers and the Note Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Note Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.07. RESTRICTED PAYMENTS.

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any distribution on account of either of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving either of the Issuers) or to the direct or indirect holders of either of the Issuers' Equity Interests in their capacity as such (other than (a) dividends or distributions by the Issuers payable in Equity Interests (other than Disqualified Stock) of the Issuers (or accretions thereon), (b) dividends or

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

distributions paid to the Issuers or a Wholly Owned Restricted Subsidiary of the Issuers or (c) pro rata dividends or distributions pro rata to all holders of Capital Stock of a Subsidiary of either of the Issuers, PROVIDED such holders will not include the Principal Stockholder and any Affiliate of the Principal Stockholder other than the Issuers or any Restricted Subsidiary); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Issuers) any Equity Interests of the Issuers or any Equity Interests of any of the Restricted Subsidiaries (other than Venetian) held by an Affiliate of the Issuers (other than any such Equity Interests owned by the Issuers or any Wholly Owned Restricted Subsidiary of the Issuers); (3) purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than, in each case, scheduled principal payments with respect to any such Subordinated Indebtedness); or (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Issuers would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses (2), (3), (5), (7), (8), (9), (11), (12) and (13) of the next succeeding paragraph and including the other Restricted Payments permitted by the next paragraph), is less than the sum of (i) 50% of (A) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) LESS (B) the amount paid or to be paid in respect of such period pursuant to clause (5) of the next following paragraph to shareholders or members other than the Issuers, PLUS (ii) without duplication, 100% of the aggregate net cash proceeds received by the Issuers since the Issuance Date from capital contributions or the issue or sale of Equity Interests (other than Disqualified Stock) or debt securities of the Issuers that have been converted into or exchanged for such Equity Interests of the Issuers (other than Equity Interests or such debt securities of the Issuers sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock), PLUS (iii) the Appraised Value of the Expo Center or the Phase II Land and any improvements thereon if contributed, distributed or transferred without consideration (other than the assumption of liability taken into consideration in calculating the amount under this clause
(c)(iii)) to the Issuers or any Note Guarantor, minus the amount of any liability assumed in connection with the contribution, distribution or transfer of such assets (which contribution, distribution or transfer may be in the form of all of the Capital Stock of an entity whose only material assets consist of the Expo Center or the Phase II Land and any improvements thereon) PLUS (iv) to the extent not otherwise included in the Company's Consolidated Net Income, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Issuance Date by the Issuers or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of or with respect to such Unrestricted Subsidiary such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be, and 50% of such amounts thereafter. In the event that the Issuers convert an Unrestricted Subsidiary to a Restricted Subsidiary, the Issuers may add back to this clause (c) the aggregate amount of any Investment in such Subsidiary that was a Restricted Payment at the time of such Investment other than the conversion of the Phase II Subsidiary to a Restricted Subsidiary in which case the amount added back to this clause (c) shall be the amount calculated under clause (c)(iii) as if such Phase II Subsidiary were contributed to the Issuers under clause (c)(iii).

          The foregoing provisions will not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (2) any Restricted Payment in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Equity Interests of the Issuers (other than any Disqualified Stock); PROVIDED that the amount of any net cash proceeds from the sale of such Equity Interests shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Issuers or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Subordinated Indebtedness of the Issuers or such Restricted Subsidiary or Equity Interests of the Issuers (other than Disqualified Stock); PROVIDED, HOWEVER, that the net cash proceeds from the sale of any Equity Interests issued pursuant to this clause (3) shall be excluded from clause
(c)(ii) of the preceding paragraph; (4) any redemption or purchase by the Issuers or any Restricted Subsidiary of Equity Interests or Subordinated Indebtedness of either of the Issuers or a Restricted Subsidiary required by a Gaming Authority in order to preserve a material Gaming License; PROVIDED, that so long as such efforts do not jeopardize any material Gaming License, the Issuers or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests or Subordinated Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Subordinated Indebtedness within a time period acceptable to such Gaming Authority; (5)(a) for so long as the Company is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity, in each case, for federal income tax purposes (as evidenced by an opinion of counsel at least annually), the Issuers and their Restricted Subsidiaries may each make cash distributions to their shareholders or members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion and (b) distributions by a non-Wholly Owned Subsidiary of either of the Issuers or any Restricted Subsidiary of the Issuers but only to the extent required to pay any tax liability in respect of the income of such non-Wholly Owned Subsidiary; (6) the repurchase of shares of, or options to purchase, common stock of either of the Issuers from employees, former employees, directors or former directors of either of the Issuers

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

(or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) upon the death, disability or termination of employment of such employee, in each case, as such agreements or plans are in effect on the Issuance Date (the "EMPLOYEE STOCK BUYBACKS"); (7) repurchases of Capital Stock of either of the Issuers deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided that the amount of Capital Stock deemed issued and so repurchased shall be excluded from
(c)(ii) of the preceding paragraph; (8) contributions of cash, real property or other property to Unrestricted Subsidiaries by the Principal Stockholder or any of his Affiliates through a contribution or purchase of Equity Interests (that does not constitute Disqualified Stock) to either of the Issuers and any related Investment in such Unrestricted Subsidiary by either of the Issuers or any Restricted Subsidiary; PROVIDED that the amount of such contributions shall be excluded from clause (c)(ii) of the preceding paragraph; (9) payments of intercompany subordinated debt, the incurrence of which was permitted under clause (e) of the second paragraph of Section 4.09 hereof; (10) payments under the change of control, asset sale and event of loss covenants of the agreements governing any Subordinated Indebtedness permitted to be incurred under the Indenture; PROVIDED that such payments are made after compliance with Sections 4.10, 4.11 and 4.16 hereof; (11) the repurchase, defeasance or redemption or other retirement of the Issuers' 14 1/4% Senior Subordinated Notes due 2005;
(12) the repayment of all outstanding Indebtedness and all other amounts owing with respect to such Indebtedness made on the Closing Date pursuant to the Refinancing Transactions described in the Offering Circular, dated May 22, 2002, relating to the Offering under the section entitled "Use of Proceeds" and any Investments made by any of the Issuers or their Restricted Subsidiaries in any Unrestricted Subsidiary in connection therewith; (13) a transfer or other issuance of Equity Interests representing not more than 1% of the total Equity Interests of the Phase II Subsidiary or Phase II Holdings or any Subsidiary thereof to Phase II Manager or any Unrestricted Subsidiary of the Issuers; (14) payments of cash in lieu of fractional shares not to exceed $100,000 in connection with any transaction or series of related transactions; (15) prior to a Qualified IPO, cash distributions or advances by the Company to, or repurchases by the Company of capital stock from, key management personnel (excluding the Principal Stockholder) with respect to their Capital Stock holdings in the Company, in an aggregate amount not to exceed $2.0 million per year; and (16) additional Restricted Payments in an aggregate amount not to exceed $5.0 million under this clause (16).

          For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Restricted Payment on the date of its payment.

          For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments will be valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments will be made for subsequent changes in fair market value.

          Not later than the date of filing any annual report, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in the prior four fiscal quarters was permitted and setting forth the basis upon which the calculations required by

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this Section 4.07 were computed, which calculations may be based upon the
Company's latest available financial statements at the time of such Restricted Payment.

          Section 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary (other than Venetian) to (a)(i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries (A) on their Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries (other than in respect of the subordination of such Indebtedness to the Notes, the Note Guarantees or any other Indebtedness incurred pursuant to the terms of the Indenture, as the case may be), (b) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (c) sell, lease, or transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (1) contractual encumbrances or restrictions in effect on the Issuance Date, (2) the Bank Credit Facility (and any related security agreements), the Indenture, the Notes, any Note Guarantees, Indebtedness incurred pursuant to clause (g), (j), (o) or (p) of the second paragraph of Section 4.09 hereof and the Collateral Documents, (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (4) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and any leases permitted by Section 4.21 hereof, (5) purchase money obligations for property or Capital Lease Obligations for Specified FF&E acquired or leased in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired, (6) applicable law or any applicable rule or order of any Gaming Authority, (7) Permitted Liens, (8) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or Equity Interests by the Issuers or any Restricted Subsidiary, (9) restrictions contained in the Mall Financing Agreement as in effect on the Issuance Date, (10) any instrument governing Indebtedness or Capital Stock of any Person that is an Unrestricted Subsidiary as in effect on the day that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person and its Restricted Subsidiaries or the property or assets of the Person and its Restricted Subsidiaries, (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements relating to the assets or property of such joint ventures or covered by such joint venture agreements, (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, or (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, extensions, refundings, replacements or refinancings in whole or in part of the contracts, instruments or obligations referred to in clauses (1) through (13) above, PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those

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contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, extension, refunding, replacement or refinancing.

          Section 4.09. LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "INCUR" and correlatively, an "INCURRENCE" of) any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Stock; PROVIDED, HOWEVER, that the Issuers and their Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period.

          The foregoing limitations will not apply to:

          (a) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under the Credit Facilities, pursuant to this clause (a), in an aggregate principal amount not to exceed at any one time $375.0 million under this clause (a), less permanent reductions resulting from the application of Asset Sale or Event of Loss proceeds;

          (b) the incurrence by the Issuers or any of their Restricted Subsidiaries of any Existing Indebtedness, including the Issuers' 14 1/4% Senior Subordinated Notes due 2005 and 12 1/4% Mortgage Notes due 2004;

          (c) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness, in an aggregate principal amount not to exceed at any one time $850.0 million under this clause (c) represented by the Notes, the Note Guarantees, including Indebtedness represented by the Exchange Notes and related Note Guarantees to be issued as required by the Registration Rights Agreement, and obligations arising under the Collateral Documents to the extent that such obligations would constitute Indebtedness;

          (d) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (the "REFINANCING INDEBTEDNESS") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (b) (other than the Issuers' 14 1/4% Senior Subordinated Notes due 2005 and 12 1/4% Mortgage Notes due 2004), (c), this clause (d), (g),
(j), (l), (m), (o), (p) and (s)(1); PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (or, in the case of Indebtedness with original issue discount, the accreted value of such Indebtedness) so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith and accrued and unpaid interest thereon, collectively, the "REFINANCING FEE AMOUNTS"), (2) if the Indebtedness being extended, refinanced, renewed, replaced, substituted or

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refunded is subordinate in right of payment to the Notes, such Refinancing
Indebtedness shall be subordinate in right and priority of payment to the Notes and any Note Guarantee on terms at least as favorable to the Holders of Notes and the Note Guarantees as those contained in the documentation governing any subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

          (e) intercompany Indebtedness between or among the Issuers, any Note Guarantor and any Wholly Owned Restricted Subsidiary of the Issuers; PROVIDED, HOWEVER, the obligations of any Issuer or Note Guarantor to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Notes and any Note Guarantees;

          (f) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

          (g) the incurrence by the Issuers or any of their Restricted Subsidiaries of Non-Recourse Financing used to finance the construction, purchase or lease of personal or real property (including the Specified FF&E) used in the business of the Issuers or such Restricted Subsidiary; PROVIDED, that the Indebtedness incurred pursuant to this clause (g) (including any refinancings thereof pursuant to clause (d) above) shall not exceed $50.0 million (plus any Refinancing Fee Amounts) outstanding at any time;

          (h) to the extent that such incurrence does not result in the incurrence by the Issuers or any of their Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees, standby letters of credit or bankers' acceptances, letters of credit in order to provide security for workers' compensation claims, payment obligations in connection with self insurance or similar requirements, surety and similar bonds, statutory claims of lessors, licensees, contractors, franchisees or customers, in each case, in the ordinary course of business; PROVIDED, that such Indebtedness was incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause (h) at any one time of less than $15.0 million;

          (i) the incurrence by the Issuers of unsecured Indebtedness issued in connection with the Employee Stock Buybacks permitted under clause (6) of the second paragraph of Section 4.07 hereof;

          (j) the incurrence by the Issuers of Indebtedness incurred to finance the Issuers' obligations under the HVAC Services Agreement or to expand, add to or extend the Issuers' or any Restricted Subsidiary's heating, ventilation, air conditioning or energy systems (including the Specified FF&E), in an aggregate amount at any time outstanding (including any refinancings thereof pursuant to clause (d) above) not to exceed $15.0 million (plus any Refinancing Fee Amounts);

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          (k)   the Guarantee, including acting as co-obligor of any
Indebtedness, by the Issuers or any Restricted Subsidiary of Indebtedness of the Issuers or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (l) the incurrence by the Issuers or any Restricted Subsidiary of Indebtedness in aggregate amount at any time outstanding (including any refinancings thereof pursuant to clause (d) above) not to exceed $20.0 million (plus any Refinancing Fee Amounts); PROVIDED that the proceeds of such Indebtedness are used for design, architectural, engineering, permitting and other costs, including operating costs during such period, in connection with the development of the Phase II Resort so long as such costs are not incurred in connection with actual construction (excluding demolition, site preparation, excavation and foundation work and excluding the Phase IA Project) on the Phase II Land;

          (m) the incurrence by the Issuers or any Restricted Subsidiary of either Permitted Subordinated Indebtedness or Additional Notes; PROVIDED that
(1) at the time of incurrence, the Issuers' Debt to Cash Flow Ratio is no greater than 4.5 to 1 on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds from such Indebtedness and (2) the Phase IA Completion Date has occurred and, PROVIDED FURTHER that the aggregate amount of Additional Notes issued under this clause (m) at any time outstanding shall not exceed $100.0 million;

          (n) the incurrence by the Issuers or any Restricted Subsidiary of Indebtedness in an aggregate amount at any time outstanding not to exceed $105.0 million under a Mall Financing Agreement plus any additional Indebtedness under a Mall Financing Agreement in excess of $105.0 million, PROVIDED that either (1) such additional Indebtedness is rated Investment Grade by two Rating Agencies or
(2) that the total amount of Indebtedness permitted to be incurred hereunder shall not exceed 65% of the Appraised Value of the Mall Collateral;

          (o) the incurrence by the Issuers or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding (including any refinancings thereof pursuant to clause (d) above) not to exceed $15.0 million under this clause (o);

          (p) the incurrence by either Issuer or any Restricted Subsidiary of Indebtedness (which may include Capital Lease Obligations, mortgage financings or purchase money obligations), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Principal Business or the construction, purchase or lease of real or personal property or equipment (including the Specified FF&E), in an aggregate principal amount (including any refinancings thereof pursuant to clause (d) above) not to exceed $15.0 million at any time outstanding (plus any Refinancing Fee Amounts);

          (q) Indebtedness arising from any agreement entered into by either of the Issuers or any of their Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an Asset Sale;

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          (r)   Subordinated Indebtedness to the Principal Stockholder and its
Affiliates or Related Parties that has a maturity date that matures after the date of maturity of the Notes, that is unsecured, does not pay any cash interest and that is subordinated in right of payment to the payment in full of the Notes and the Note Guarantees at least to the extent set forth in Appendix A-1 to the Indenture; and

          (s) (1) Indebtedness incurred to fund investments in Macau Entities in an aggregate principal amount (including any refinancings thereof pursuant to clause (d) above) not to exceed $40.0 million under this clause (s)(1) at any time outstanding (plus any Refinancing Fee Amounts) and (2) Guarantees of Indebtedness or obligations of any of the Macau Entities such that the maximum principal amount of Indebtedness, or the maximum amount of obligations, so Guaranteed does not exceed $90.0 million at any one time outstanding under this clause (s)(2).

          The Issuers shall not permit any of their Unrestricted Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; PROVIDED, HOWEVER, that if any such Unrestricted Subsidiary ceases to remain an Unrestricted Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness in such Subsidiary by a Restricted Subsidiary.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (a) through (s) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only such clause or clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value or principal and the payment of interest in the form of additional Indebtedness or the payment of dividends in the form of additional Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

          Section 4.10. ASSET SALES.

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to consummate an Asset Sale, unless (1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (2) the Issuers or their Restricted Subsidiaries, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (3) at least 75% of the consideration therefor received by either of the Issuers or any Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's, as the case may be, most recent balance sheet or in the Notes thereto) of the Issuers or any Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the Notes or any Note Guarantee, which may be assumed only if such liabilities are deemed to be Restricted Payments in the case of the Issuer or any Restricted Subsidiary and such Restricted Payment may then be made), that are assumed by the transferee of any such assets and (B) any notes, securities

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or other obligations received by the Issuers or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Issuers or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 20 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (3) of this paragraph and for no other purpose. Within 360 days after any Issuer's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset
Sale: (1) to permanently reduce Indebtedness under the Bank Credit Facility or other Indebtedness that is not Subordinated Indebtedness, (2) in an Investment in any one or more business, capital expenditure or other tangible asset of the Issuers or any Restricted Subsidiary, in each case, engaged, used or useful in the Principal Business and/or (3) for working capital purposes in an aggregate amount not to exceed $20.0 million, in each case, with no concurrent obligation to make an offer to purchase any Notes. Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee or an agent thereof (including an agent under a Credit Facility) as security for the Holders of Notes with the same relative priority with respect to the other secured creditors as the priority of the Liens securing the asset that is the subject of the Asset Sale except that (i) if such Cash Equivalents are to be used to complete the Phase IA Project, then such Cash Equivalents may be pledged to the Credit Agent as security for the lenders under the Bank Credit Facility prior to the final completion of the Phase IA Project and (ii) such Cash Equivalents need not be pledged to the Trustee or an agent thereof (including an agent under a Credit Facility) to the extent that the assets subject to such Asset Sale were not subject to Liens securing the Note Collateral prior to such Asset Sale. Any Net Proceeds from the Asset Sale that are not invested or used to repay Indebtedness or as working capital within 365 days of receipt as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under any Indebtedness that is secured by Permitted Liens on such assets, including the lenders under the Credit Facilities, make an offer to all Holders of Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds. The offer price for the Notes in such Asset Sale Offer will be in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Article 3 hereof. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $10.0 million by mailing the notice required pursuant to the terms of Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the applicable Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 3.02 hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be deemed reset at zero. The Issuers may commence an Asset Sale Offer at any time without having to wait for the expiration of the 365-day period. The Issuers or such Restricted Subsidiary shall also grant, subject to Permitted Liens (1) to the lenders under the First Lien Credit Facilities a first priority Lien and (2) to the Trustee, on behalf of the Holders of the Notes, a second priority Lien, in each case, on any properties or assets acquired with the Net Proceeds of any such Asset Sale to the extent that the

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assets subject to such Asset Sale were subject to Liens securing the Note
Collateral prior to such Asset Sale.

          Section 4.11. EVENT OF LOSS.

          Upon the occurrence of any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $25.0 million, the Issuers or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to (1) the rebuilding, repair, replacement or construction of improvements to the Project and the Phase IA Project, with no concurrent obligation to make any purchase of any Notes; PROVIDED that (a) if such Event of Loss occurs with respect to the Phase IA Project prior to Completion of Phase IA, the Issuers' ability to apply such Net Loss Proceeds to rebuild, repair, replace or construct improvements to the Phase IA Project will be subject to the terms of the Bank Credit Facility and (b) if such Event of Loss occurs with respect to the Phase IA Project on or after Completion of Phase IA or with respect to the Project after the Issuance Date, the Issuers deliver to the Trustee within 90 days of such Event of Loss
(i) a written opinion from a reputable architect or an Independent Expert (as defined in the Cooperation Agreement) that the Phase IA Project or the Project, as the case may be, can be rebuilt, repaired, replaced, or constructed and Completed within one year of delivery of such opinion substantially in the condition prior to such Event of Loss and (ii) an Officers' Certificate certifying that the Issuers have available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred pursuant to
Section 4.09 hereof to complete such rebuilding, repair, replacement or construction, (2) permanently reduce Indebtedness or commitments under the Bank Credit Facility or other Indebtedness that is not Subordinated Indebtedness, and/or (3) for working capital purposes in an aggregate amount not to exceed $1.0 million and only to the extent that there are Net Loss Proceeds in excess of the amount necessary to rebuild, reconstruct or repair the asset or assets subject to the Event of Loss, in each case, with no concurrent obligation to make an offer to purchase Notes. Pending the final application of any such Net Loss Proceeds, the Issuer or the applicable Restricted Subsidiary, as the case may be, may temporarily reduce Senior Indebtedness or otherwise invest such Net Loss Proceeds in Cash Equivalents which shall be pledged to the Trustee or an agent thereof (including the agent under a Credit Facility) as security for the Holders of Notes with the same relative priority with respect to the other secured creditors as the priority of the Liens securing the asset that is the subject of the Event of Loss, except (i) if such Cash Equivalents are to be used to complete the Phase IA Project, then such Cash Equivalents shall be pledged to the Credit Agent as security for the lenders under the Bank Credit Facility prior to final completion of the Phase IA Project and (ii) such Cash Equivalents need not be pledged to the Trustee or an agent thereof (including the agent under a Credit Facility) to the extent that the assets subject to such Event of Loss were not subject to Liens securing the Note Collateral prior to such Event of Loss. Any Net Loss Proceeds from an Event of Loss that are not reinvested or used to repay Indebtedness or as working capital as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS LOSS PROCEEDS".

          When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under any Indebtedness that is secured by Permitted Liens on such assets, including the lenders under the Credit Facilities make an offer to all Holders of Notes (an "EVENT OF LOSS OFFER") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be

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purchased out of the Excess Loss Proceeds. The offer price for the Notes in such
Asset Sale Offer shall be in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Article 3 hereof. The Issuers will commence an Event of Loss Offer with respect to Excess Loss Proceeds within 30 days after the date that Event of Loss Proceeds exceed $10.0 million by mailing the notice required pursuant to Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Event of Loss Offer is less than the applicable Excess Loss Proceeds, the Issuers may use any remaining Excess Loss Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Notes to be purchased in the manner described under
Section 3.02 hereof. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. The Issuers or such Restricted Subsidiary shall also grant, subject to Permitted Liens, (1) to the lenders under the First Lien Credit Facilities a first priority Lien and (2) to the Trustee, on behalf of the Holders of the Notes, a second priority Lien, in each case, on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds, to the extent that the assets subject to the Event of Loss were subject to Liens securing the Note Collateral prior to such Event of Loss.

          In addition, the Issuers or the applicable Restricted Subsidiary will be obligated to comply with any applicable terms of the Cooperation Agreement in case of any Event of Loss.

          Section 4.12. TRANSACTIONS WITH AFFILIATES.

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (1) such Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person and (2) the Issuers deliver to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of (i) $500,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above, or (ii) $2.0 million, a resolution adopted by a majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and (b) with respect to any Affiliate Transaction that is a loan transaction involving a principal amount in excess of $15.0 million or any other type of Affiliate Transaction involving aggregate payments in excess of $15.0 million, an opinion as to the fairness of the financial terms of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

          The foregoing provisions shall not apply to the following:

          (1) the Billboard Lease, the Canyon Ranch Lease and the Lutece Lease, each, as in effect on the date of the Indenture;

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          (2)   the agreements in effect on the Issuance Date that are described in the Offering Circular, dated May 22, 2002, relating to the Offering under the section entitled "Certain Relationships and Related Party Transactions";

          (3) the Other Phase II Agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained with an unrelated Person;

          (4) purchases of materials or services from a Supplier Joint Venture by the Issuers or any of their Restricted Subsidiaries in the ordinary course of business on arm's length terms;

          (5) any employment, compensation, indemnification, noncompetition or confidentiality agreement entered into by either of the Issuers or any of their Restricted Subsidiaries with their executive officers or directors in the ordinary course of business (other than an employment or compensation agreement with the Principal Stockholder);

          (6) loans or advances to employees of the Issuers or their Restricted Subsidiaries (a) to fund the exercise price of options granted under employment agreements or the Issuers' stock option plans or agreements in each case, as approved by the Company's Board of Directors or (b) for any other purpose not to exceed $2.0 million in the aggregate outstanding at any one time under this subclause (b);

          (7) the payment of reasonable fees to directors of the Issuers and their Restricted Subsidiaries who are not employees of the Issuers or their Restricted Subsidiaries;

          (8) the grant of restricted stock, stock options or similar rights to employees and directors of either of the Issuers pursuant to agreements or plans approved by the Board of Directors of the Company or the managing member of Venetian and any repurchases of stock or stock options of the Issuers from such employees to the extent provided for in such plans or agreements or permitted under Section 4.07 hereof;

          (9) transactions between or among the Issuers and/or any of their Restricted Subsidiaries;

          (10) with respect to the Issuers and any Restricted Subsidiary, Restricted Payments or Permitted Investments permitted by Section 4.07 hereof;

          (11) issuances of Equity Interests of the Issuers (other than Disqualified Stock);

          (12) the transactions contemplated by or permitted under the Cooperation Agreement and the HVAC Services Agreement, in each case, as in effect on the date of this Indenture;

          (13) the use of the Congress Center or the meeting space in the Phase IA Project by the owner of the Expo Center; PROVIDED that Venetian receives fair market value for the use of such property, as determined in the reasonable discretion of the Board of Directors of the Company;

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          (14)  the transactions contemplated in the Offering Circular, dated
May 22, 2002, relating to the Offering under the captions "Certain Relationships and Related Party Transactions-Temporary Lease" and "-Administrative Services Agreement";

          (15) the lease agreement between Venetian and the Phase II Subsidiary relating to the air space above the Phase II Land within which a portion of the Phase IA Project is to be constructed;

          (16) the Company or Venetian may enter into and perform their obligations under a gaming operations lease or management agreement with Phase II Subsidiary or any Subsidiary thereof relating to the casino to be operated in the casino resort owned by the Phase II Subsidiary or any Subsidiary thereof on terms substantially similar to those of the Casino Lease except that (a) the quarterly rent payable to the Phase II Subsidiary or any Subsidiary thereof under such lease shall be equal to all quarterly revenue derived from such casino (whether such revenue is positive or negative) minus the sum of (1) the operating costs related to such casino for such period (including an allocated portion (based on gaming revenue) of the Company's or Venetian's, as the case may be, administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with generally accepted accounting principles); provided that if such sum is negative, then the Phase II Subsidiary shall pay such negative amount to Venetian or its Restricted Subsidiaries, (b) the Company or Venetian, as the case may be, may agree that they shall operate the casino in the resort owned by the Phase II Subsidiary and the Casino in the Project in substantially similar manners and (c) the Company or Venetian, as the case may be, may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs);

          (17) the preferred reservation system agreement, one or more meeting services agreements, one or more agreements for the use of any space in the Expo Center, and one or more management or operating agreements with respect to the Expo Center, each as may be amended from time to time, and entered into with or required to be entered into with Interface in accordance with that certain Loan Agreement, dated as of June 28, 2001, by and between Bear, Stearns Funding, Inc. and Interface;

          (18) (i) license agreements with a Macau Entity and (ii) any other agreements with a Macau Entity, provided the terms such other agreement under clause (ii) or any amendment to such agreement are no less favorable to the Issuers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person;

          (19) the Stockholders' Agreement among the Company and the stockholders of the Company, dated January 2, 2002, and as amended from time to time;

          (20) Subordinated Indebtedness to the Principal Stockholder, his Affiliates and/or its Related Parties that has a maturity date that matures after the date of maturity of the Notes, that does not pay any cash interest and that is subordinated in right of payment to the payment in full of the Notes and the Note Guarantees at least to the extent specified in Exhibit A-2 hereof;

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          (21)  any registration rights agreement to provide for the registration under the Securities Act of the Capital Stock interests held by Affiliates or that were not previously so registered in an entity whose common equity will be or was the subject of a Qualified IPO, containing such demand rights, piggyback rights and S-3 rights, terms and conditions, indemnifications, expense reimbursements and other terms that are usual and customary for agreements of this type as determined by the Board of Directors of the Company; and

          (22) any agreement by the owner of the Macau Casino to pay Macau Fees to the Issuers or a Restricted Subsidiary directly or indirectly.

          Section 4.13. LIENS.

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset owned as of the Issuance Date or thereafter acquired by the Issuers or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in each case, Permitted Liens.

          Section 4.14. LINE OF BUSINESS.

          For so long as any Notes are outstanding, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any business or activity other than the Principal Business, except to such extent as would not be material to the Issuers and their Subsidiaries taken as a whole.

          Section 4.15. CORPORATE EXISTENCE.

          Subject to Article 5 and Article 11 hereof, as the case may be, each of the Issuers and each of the Note Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers, any such Note Guarantor or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuers, the Note Guarantors and their respective Restricted Subsidiaries; PROVIDED, HOWEVER, that the Issuers and the Note Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of the Note Guarantors or any of their respective Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, the Note Guarantors and their Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Holders of the Notes.

          Section 4.16. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, the Issuers shall make an offer (the "CHANGE OF CONTROL OFFER") to each Holder of Notes to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and

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Liquidated Damages, if any, to the date of purchase. Such Change of Control
Offer shall be made in accordance with the procedures set forth in Article 3 hereof. The Issuers shall commence such Change of Control Offer by mailing the notice set forth in Section 3.10 hereof to Holders of Notes no later than 30 days following any Change of Control.

          Section 4.17. DESIGNATION OF UNRESTRICTED SUBSIDIARY.

          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary after the Issuance Date; PROVIDED, that: (1) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Company's Board of Directors and, in the case of Investments in excess of $20.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing; (2) since the Issuance Date, such Unrestricted Subsidiary has not acquired any assets from either of the Issuers or any Restricted Subsidiary other than as permitted by the provisions of this Indenture, including Sections 4.07 and 4.10 hereof; (3) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (4) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (5) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and (6) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project (other than ownership of real estate, or interests in real estate leased to the Issuers or any Restricted Subsidiary).

          A Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Company (a) such Subsidiary acquires any assets from the Company or any Restricted Subsidiary other than as permitted by this Indenture, including Sections 4.07 and 4.10 hereof; (b) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (c) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Company; or (d) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project (other than ownership of real estate or interests in real estate leased to the Issuer or any Restricted Subsidiary); or (ii) the Board of Directors of the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

          As of the Issuance Date, Phase II Subsidiary, Phase II Holdings, Phase II Manager and all of the Macau Entities (other than any such entities that are designated as Restricted Subsidiaries by the Issuers) will be Unrestricted Subsidiaries.

          Any future designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the

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Board of Directors of the Company giving effect to such designation and an
Officers' Certificate certifying that such designation complied with the foregoing conditions. The Phase II Land may not be sold, leased or transferred to an Affiliate of the Issuers, other than an Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary, in which the Principal Stockholder does not own any Equity Interests, directly or indirectly.

          Section 4.18. MAINTENANCE OF INSURANCE AND AMENDMENT OF THE COOPERATION AGREEMENT.

          The Issuers shall, and shall cause their Restricted Subsidiaries to, maintain the specified levels of insurance set forth in the Cooperation Agreement (whether or not the Cooperation Agreement is then in force). The Issuers shall not amend, waive or modify Articles X and XI of the Cooperation Agreement.

          Section 4.19. COLLATERAL DOCUMENTS.

          None of the Issuers or any of their Restricted Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders of the Notes; PROVIDED, that: (i) the Note Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents and the Intercreditor Agreement; (ii) any Note Guarantee may be released as expressly provided in this Indenture and in the Collateral Documents; and (iii) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under Article 9 hereof.

          Section 4.20. FURTHER ASSURANCES.

          The Issuers shall (and shall cause each of their Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order (i) to carry out more effectively the express purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and contemplated thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Issuers under the Collateral Documents or under any other instrument executed in connection therewith.

          Section 4.21. RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY.

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use, as

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lessor or sublessor, any real or personal Project Assets owned or leased by the
Issuers or any Restricted Subsidiary (each, a "LEASE TRANSACTION"), other than the following Lease Transactions:

          (a) the Issuers or any Restricted Subsidiary may enter into a Lease Transaction with respect to any space on or within the Project or Phase IA Project with any Person (other than an Unrestricted Subsidiary), PROVIDED that, in the reasonable opinion of the Issuers, (a) such Lease Transaction will not materially interfere with, impair or detract from the operations of any of the Project Assets, and will in the reasonable judgment of the Issuers enhance the value and operations of the Project and (b) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Issuers or such Restricted Subsidiary in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues comparable to the Project;

          (b) the Issuers or any Restricted Subsidiary may enter into a Lease Transaction with any Unrestricted Subsidiary with respect to any part of the Phase II Land;

          (c) the Issuers and any Wholly-Owned Restricted Subsidiary of the Issuers may enter into Lease Transactions among themselves or with any Issuer or Wholly Owned Restricted Subsidiary of the Issuers, including the Casino Lease by the Company from Venetian, the Billboard Lease, the Canyon Ranch Lease and the Lutece Lease;

          (d) the Mall Management Agreement and any Lease Transaction where the interest created is a Permitted Lien;

          (e) to the extent permitted under Section 4.12 hereof, any use or lease agreement between Interface and Venetian relating to the Congress Center;

          (f)   the HVAC Services Agreement;

          (g) the transactions and agreements described in the Offering Circular, dated May 22, 2002, relating to the Offering under the section entitled "Certain Relationships and Related Party Transactions", to the extent such transactions or agreements constitute Lease Transactions, each as in effect on the Issuance Date; and

          (h) the Issuers or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset, including any hotel (so long as such agreement does not cover any casino or gaming operations) with any Person (other than an Unrestricted Subsidiary or Affiliate of the Principal Stockholder); PROVIDED that the manager or operator has experience in managing or operating similar operations or assets and (ii) such management or operating agreement is on commercially reasonable and fair terms to the Issuers or such Restricted Subsidiary (in either case, in the reasonable judgment of the Issuers).

          Notwithstanding the foregoing, the Indenture shall provide that the Issuers shall not be permitted to enter into any Lease Transaction: (1) except in the case of clauses (a), (f) and (h) above, if at the time of such proposed Lease Transaction, a Default or Event of Default has occurred and is continuing or would occur immediately after entering into such Lease Transaction

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(or immediately after any extension or renewal of such Lease Transaction made at the option of the Issuers or any Restricted Subsidiary); (2) no gaming or casino operations may be conducted on any Project Asset that is the subject of such Lease Transaction other than by the Issuers or a Restricted Subsidiary; and (3) no Lease Transaction may provide that the Issuers or any Restricted Subsidiary may subordinate its fee or leasehold interest to any lessee or any party providing financing to any lessee.

          The Trustee shall at the request of the Issuers or any Restricted Subsidiary enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under any Lease Transaction permitted under the covenant described above. Such agreement, among other things, shall provide that if the interests of the Issuers (or in the case of a Lease Transaction being entered by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the Trustee (on behalf of the Holders of the Notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the Trustee, including without limitation a purchaser at a foreclosure sale, then (1) the interests of the lessee in the Project Assets subject to the Lease Transaction shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and (2) the lessee in the Lease Transaction shall attorn to and be bound to the Trustee (on behalf of the Holders), its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that will not materially and adversely affect the Lien granted by the Indenture Deed of Trust (other than pursuant to the terms of the applicable non-disturbance agreement) as certified to the Trustee by an Officer of the Company.

          Section 4.22. NOTE GUARANTEES.

          The Issuers shall, and shall cause each of their Restricted Subsidiaries, to comply with Section 11.02 hereof.

          Section 4.23. OWNERSHIP OF UNRESTRICTED SUBSIDIARIES.

          If after the Issuance Date the Company or Venetian has made Investments of at least $25.0 million in the Phase II Subsidiary, then until all of the Capital Stock of the Phase II Subsidiary is sold or otherwise disposed of to any Person other than an Affiliate of the Issuers, one of the Issuers will directly or indirectly own at least a majority of the issued and outstanding Capital Stock of Phase II Subsidiary (which is an Unrestricted Subsidiary); PROVIDED that the Principal Stockholder or any of his Affiliates (other than the Issuers or any of their Wholly-Owned Restricted Subsidiaries) will not purchase or otherwise acquire, directly or indirectly, any of the Capital Stock of the Phase II Subsidiary or any of its Subsidiaries.

                                   ARTICLE 5.
                                   SUCCESSORS

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          Section 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          Neither of the Issuers shall consolidate or merge with or into or wind up into (whether or not such entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (1) the Company or Venetian, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company or Venetian, as the case may be, under the Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee under the Notes and the Indenture; (3) immediately after such transaction no Default or Event of Default exists; (4) such transaction will not result in the loss or suspension or material impairment of any material Gaming License of the Issuers or their Restricted Subsidiaries; (5) the Company, Venetian or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under the first paragraph of Section
4.09 hereof; and (6) such transactions would not require any Holder of Notes (other than any Person acquiring the Company or Venetian or their assets and any Affiliate thereof) to obtain a gaming license or be qualified under the law of any applicable gaming jurisdiction; PROVIDED that such Holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions. Notwithstanding anything to the contrary, either Issuer may consolidate or merge with or wind up into or sell, assign, transfer or otherwise dispose of all or substantially all of its assets to each other or a Note Guarantor without meeting the requirements set forth in clause (5) above. In addition, without complying with clause (5) above, either Issuer may merge with or into an Affiliate provided that such Affiliate has no material assets or liabilities and after such merger there is no material change in the ownership of such Issuer.

          Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which one of the Issuers is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "Venetian", as the case may be, shall refer instead to the successor corporation and not to the Company or Venetian, as the case may be), and may exercise every right and power of an Issuer under this Indenture with the same

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effect as if such successor Person had been named as an Issuer herein; PROVIDED,
HOWEVER, that the surviving entity or acquiring corporation shall (i) assume all of the obligations of the acquired Person incurred under this Indenture, the Notes, and, if applicable, the Collateral Documents, (ii) have been issued, or have a consolidated Subsidiary which has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect, (iii) be in compliance fully with Section 5.01 hereof and (iv) the Issuers have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Indenture; PROVIDED FURTHER, HOWEVER, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of one of the Issuers' assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

          Section 6.01. EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" occurs if:

          (a) the Issuers or any Note Guarantor defaults in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes or under any Note Guarantee;

          (b) the Issuers or any Note Guarantor defaults for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes or under any Note Guarantee;

          (c) failure by the Issuers or any Note Guarantor to offer to purchase or to purchase the Notes, in each case, when required under an offer made pursuant Section 3.10 hereof;

          (d) failure by the Issuers or any Note Guarantor for 30 days after receipt of written notice from the Trustee to comply with Sections 4.07 or 4.09 hereof;

          (e) failure by the Issuers or any Note Guarantor for 60 days after receipt of written notice from the Trustee to comply with any of its other agreements under this Indenture, the Collateral Documents, the Notes or the Note Guarantees; PROVIDED, HOWEVER, that any such failure with respect to any Collateral Documents will not be deemed to have occurred for purposes of the foregoing, and notice thereof shall not be deemed to have been delivered, until the delivery of notice and the expiration of all available grace periods provided for in the applicable Collateral Documents;

          (f) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries or default on any Guarantee by the Issuers or any of their Restricted Subsidiaries of Indebtedness of a third party, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure

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to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $15.0 million or more;

          (g) failure by the Issuers or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days;

          (h) (a) except as permitted by the Indenture, any Note Guarantee or any Collateral Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 10 days after written notice or (b) any Issuer or Note Guarantor, or any Person acting on behalf of an Issuer or Note Guarantor, shall deny or disaffirm its obligations under any Note Guarantee or Collateral Document, in each of clauses
(a) and (b), which would materially and adversely impair the benefits to the Trustee or the Holders of the Notes thereunder;

          (i) any of the Issuers or any Note Guarantor that is a Significant Subsidiary of the Issuers or any group of Note Guarantors that together would constitute a Significant Subsidiary of the Issuers pursuant to or within the meaning of the Bankruptcy Law:

                (i)   commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                (iv) makes a general assignment for the benefit of its creditors, or

                (v) generally is not paying, or shall admit in writing its inability to pay, its debts as they become due and, in each case, a period of 30 days shall have elapsed; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against any of the Issuers or a Note Guarantor that is a Significant Subsidiary or any group of Note Guarantors that would together constitute a Significant Subsidiary of any Issuer in an involuntary case;

                (ii) appoints a Custodian of any of the Issuers or a Note Guarantor that is a Significant Subsidiary or any group of Note Guarantors that would together constitute a Significant Subsidiary of the Issuers or for all or substantially all of the

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          property of any of the Issuers or a Note Guarantor that is a
          Significant Subsidiary or any group of Note Guarantors that would together constitute a Significant Subsidiary of any Issuer; or

                (iii) orders the liquidation of any Issuer or a Note Guarantor that is a Significant Subsidiary of any Issuers or any group of Note Guarantors that would together constitute a Significant Subsidiary of any Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days;

          (k) revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Project; or

          (l) failure by Interface for 30 days after written notice to comply with its obligations under the Cooperation Agreement with respect to a change of control of Interface or a sale, transfer or other disposition by Interface of its interest in the Expo Center or the incurrence by Interface of Indebtedness.

          The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          Section 6.02. ACCELERATION.

          (a) Subject to the provisions of clause (b) of this Section 6.02, if any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Issuers or any Note Guarantor that is a Significant Subsidiary or any group of Note Guarantors that would together constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium and Liquidated Damages, if any, interest and any other monetary obligations on all of the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Issuers or any Note Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Issuers, the principal, premium and Liquidated Damages, if any, interest and any other monetary obligations on all of the outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind and cancel an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.

          Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

          If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention and for the purpose of avoiding

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payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

          (b) The provisions of the TIA shall govern this Indenture whether or not this Indenture is qualified under the TIA. Subject to the mandatory provisions of the TIA, the rights of the Trustee and the Holders to accelerate obligations under the Notes, rescind such acceleration, or to exercise rights and remedies under the Collateral Documents or to enforce the terms of this Indenture shall be limited as provided in the terms of the Intercreditor Agreement. To the extent permissible under the TIA, the terms of the Intercreditor Agreement shall not be interpreted as impairing or affecting, in violation of Section 316(b) of the TIA, the right of any Holder to receive payment of principal of and interest on the Notes on or after the respective due dates expressed in the Notes or to institute suit for the enforcement of any such payment on or after such respective dates.

          Section 6.03. OTHER REMEDIES.

          Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.04. WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.05. CONTROL BY MAJORITY.

          Subject to the terms of the Intercreditor Agreement, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any

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trust or power conferred on it, including the exercise of any remedy under the
Collateral Documents or the Intercreditor Agreement. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Intercreditor Agreement that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

          Section 6.06. LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes (except as provided in Section 6.07) only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuers;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; PROVIDED, HOWEVER, that such provision does not effect the right of a Holder to sue for enforcement of any overdue payment thereon.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to take any action in violation of the provisions of the Intercreditor Agreement.

          Section 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, but subject to the provisions of the Intercreditor Agreement the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except the right of any Holder to institute suit for the enforcement of any such payment is hereby limited or denied if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien in favor of the Trustee securing the Note Collateral.

          Section 6.08. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee is authorized to recover judgment

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in its own name and as trustee of an express trust against the Issuers or any
Note Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          Subject to Section 6.02(b) hereof and the terms of the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes, including the Note Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10. PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

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          THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

          Section 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

          Section 6.12. MANAGEMENT OF CASINOS.

          Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default which permits the taking of possession of the Project by the Trustee or the appointment of a receiver of either the Note Collateral or any part thereof pursuant to the Indenture Deed of Trust or after such taking of possession of such appointment, the Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Trustee and such receiver set forth elsewhere in this Indenture and the Collateral Documents, to retain one or more experienced operators of casinos to manage the casino located at the Project on behalf of the Holders of Notes; PROVIDED, HOWEVER, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage the casino located at the Project.

                                   ARTICLE 7.
                                     TRUSTEE

          Section 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)   Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Collateral Documents and the Intercreditor Agreement and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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                (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming in all material respects to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreement. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform in all material respects to the requirements of this Indenture and the Collateral Documents.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)   this paragraph (c) does not limit the effect of paragraph
     (b) of this Section;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture before or following the occurrence of any Event of Default at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers or the Note Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.02. RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in

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respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or any Note Guarantor shall be sufficient if signed by an Officer of the Issuers or such Note Guarantor.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have requested such action in accordance with this Indenture and have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) or (ii) any Default of Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers and the Note Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          Section 7.04. TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes or any Note Guarantee, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

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          Section 7.05. NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days of each May 15th beginning with the May 15th following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 3l3(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          At the expense of the Issuers, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Notes to any Gaming Authority when requested to do so by the Issuers.

          At the express direction of the Issuers and at the Issuers' expense, the Trustee will provide any Gaming Authority with:

                (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

                (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Issuers so direct;

                (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

                (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

                (v) notice of any transfer or assignment of rights under this Indenture or the Note Guarantees known to the Trustee within five Business Days thereof; and

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                (vi)  a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

          To the extent requested by the Issuers and at the Issuers' expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

          Section 7.07. COMPENSATION AND INDEMNITY.

          The Issuers and the Note Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Issuers. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Note Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers and the Note Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any Note Guarantor of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. To the extent there exists a conflict or potential conflict of interest, the Trustee may have separate counsel and the Issuers and the Note Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Note Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuers and the Note Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

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          Section 7.08. REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

          (a)   the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)   the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. For up to one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may by written action appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Issuers unless the Trustee declines to do so, or, if the Trustee's relationship with either the Issuers or the Note Guarantors may, in the Issuers' discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Note Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

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Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' and the Note Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED such corporation shall be otherwise eligible and qualified under this Article.

          Section 7.10. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

          Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          Section 7.12. AUTHORIZATION OF TRUSTEE TO TAKE OTHER ACTIONS.

          (a) The Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Collateral Documents, the Intercreditor Agreement and such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes. If at any time any action by or the consent of the Trustee is required under any of the Collateral Documents, the Intercreditor Agreement or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes. The foregoing shall not limit the powers of the Issuers, the Note Guarantors and the Trustee to effectuate certain amendments, waivers, or consents under this Indenture, the Note, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents pursuant to Article 9 hereof without the consent of any Holder of a Note.

          (b) Upon any refinancing or replacement of the First Lien Credit Facilities or any portion thereof, or upon entering into any First Lien Credit Facility with a lender, lenders or their agent that is not then a party to the Intercreditor Agreement, such new lender shall become

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a party to the Intercreditor Agreement if it is then in effect or, if the
Intercreditor Agreement is not then in effect or if the lender, lenders or their agent does not become a party to such Intercreditor Agreement, the Trustee, without further action on behalf of Holders of Notes, shall enter into an intercreditor agreement with such new lender, lenders or their agent with terms that are no less favorable to the Trustee or the Holders of Notes than those contained in the Intercreditor Agreement. The Trustee, without further action on behalf of Holders of Notes, shall also enter into such amendments or supplements to the Intercreditor Agreement or the Collateral Documents to provide for additional parties to be bound by and subject to the benefits of the terms thereof.

          (c) If an Default or Event of Default under Article 6 has occurred or is continuing, then the Trustee shall (1) upon the request of Holders of not less than 25% in principal amount of the then outstanding Notes, deliver a Payment Blockage Notice (as defined in Appendix A-2 hereto) to the trustee or designated agent for any Permitted Subordinated Indebtedness and/or (2) take such other remedies or actions as directed by the subordination provisions of such Permitted Subordinated Indebtedness.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

          The Issuers may, at the option of the Board of Directors of the Company evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

          Section 8.02. LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and any Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees and cured all existing Events of Default, which Notes and Note Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Notes, the Collateral Documents and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' and the Note Guarantors' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder

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and the Issuers' and the Note Guarantors' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

          Section 8.03. COVENANT DEFEASANCE.

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18, 4.19, 4.21, 4.22 and 4.23 and Articles 5, 10 and 11 hereof with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Note Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(h) and 6.01(k) and 6.01 (l) hereof shall not constitute Events of Default.

          Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium and Liquidated Damages, if any, and interest due on the outstanding Notes on the stated maturity date or on an applicable redemption date, as the case may be, of such principal of, premium and Liquidated Damages, if any, or interest on the outstanding Notes;

          (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the

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     Issuers have received from the United States Internal Revenue Service a ruling (a copy of which shall accompany such Opinion of Counsel) or (B) since the Issuance Date, there has been a change in the applicable U.S. federal income tax law such that a ruling is no longer required, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing pursuant to Section 6.01(a), 6.01(b), 6.01(c), 6.01(i) or 6.01(j) hereof on the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound;

          (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

          (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or other; and

          (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in

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respect of the outstanding Notes shall be held in trust and applied by the
Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

          The Issuers and the Note Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.06. REPAYMENT TO THE ISSUERS.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

          Section 8.07. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Note Guarantors' obligations under this Indenture and the Notes and Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuers and the Note Guarantors make any payment of principal of, premium and Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Issuers and the Note

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Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

          Section 8.08. NOTE COLLATERAL.

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, the Note Collateral, except the funds in the trust fund described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Issuers, the Note Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Collateral Documents without the consent of any Holder of a Note:

          (a)   to cure any ambiguity, defect or inconsistency;

          (b)   to comply with Article 5 or Article 11 hereof;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to provide for the assumption of the Issuers' or the Note Guarantors' obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Articles 5 or 11 hereof, as the case may be;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Note Guarantees or Note Collateral pursuant to Section 11.02 hereof or otherwise) or that does not adversely affect the legal rights hereunder, under the Collateral Documents or the Intercreditor Agreement of any Holder of a Note;

          (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (g)   to enter into additional or supplemental Collateral Documents.

          In addition, notwithstanding Section 9.02 hereof, any amendment, waiver or consent (other than the release of Note Collateral) agreed to by the Credit Agent under any provision of the security documents granting the first-priority lien on any Note Collateral to secure the obligations under the Bank Credit Facility will automatically apply to the comparable provisions of the comparable Collateral Documents entered into in connection with the Notes, without the consent of any Holder of a Note, so long as the Holders of the Notes are treated equally with and in the same manner as the lenders under the Bank Credit Facility.

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          Upon the request of the Issuers accompanied by a resolution of the
Board of Directors of the Issuers and the Note Guarantors (or their managing members) authorizing the execution of any such amended or supplemental Indenture, Notes, Note Guarantees or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Note Guarantors in the execution of any amended or supplemental Indenture, Notes, Note Guarantees or Collateral Documents authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, Notes, Note Guarantees or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.02. WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02 or elsewhere in this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Company and the Note Guarantors authorizing the execution of any such amended or supplemental Indenture, Notes, Note Guarantees, Collateral Documents or the Intercreditor Agreement, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Note Guarantors in the execution of such amended or supplemental Indenture, Notes, Note Guarantees, Collateral Documents or Intercreditor Agreement, unless such amended or supplemental Indenture, Notes, Note Guarantees, Collateral Documents or Intercreditor Agreement affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Intercreditor Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes, Note Guarantees, Collateral Documents or Intercreditor Agreement.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect

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therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes, Note Guarantees, Collateral Documents or Intercreditor Agreement or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance with any provision of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreement. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (PROVIDED, HOWEVER, that the term "redemption" does not apply to any provision with respect to any Repurchase Offer);

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium and Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium and Liquidated Damages, if any, or interest on the Notes;

          (g) release all or substantially all of the Note Collateral from the Lien of this Indenture or the Collateral Documents (other than in accordance with the Indenture and the Collateral Documents); or

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

          Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture, the Notes, the Note Guarantees and the Collateral Documents shall be set forth in a amended or supplemental Indenture or Collateral Document that complies with the TIA as then in effect, if applicable. This Indenture shall be construed to comply in every respect with the TIA.

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          Section 9.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. Once an amendment, supplement or waiver becomes effective in accordance with this Indenture, such amendment, supplement or waiver shall thereafter bind every Holder of a Note.

          Section 9.05. NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Note Guarantors) that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental indenture, Note, Note Guarantee or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers or any Note Guarantor may not sign an amendment or supplemental Indenture, Note, Note Guarantee or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, Note, Note Guarantee or Collateral Document, if necessary, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental indenture, Note, Note Guarantee or Collateral Document is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

          Section 10.01. SECURITY.

          The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes and performance of all other obligations of the Issuers and the Note Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be secured by the Note Collateral, as provided in the Collateral Documents which the Issuers and the Note Guarantors

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have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Note Collateral as well as any additional intercreditor arrangements entered into by the Trustee pursuant to Section 7.12 hereof) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Note Guarantors shall deliver to the Trustee copies of all documents executed pursuant to this Indenture, the Collateral Documents and the Intercreditor Agreement and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents and/or the Intercreditor Agreement to assure and confirm to the Trustee the security interest in the Note Collateral contemplated hereby, by the Collateral Documents and the Intercreditor Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein and therein expressed. The Issuers shall take, or shall cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents and/or the Intercreditor Agreement to create and maintain, as security for the obligations of the Issuers hereunder, a valid and enforceable perfected Lien on the Note Collateral, subject to Permitted Liens.

          Section 10.02. RECORDING AND OPINIONS.

          The Issuers and the Note Guarantors will cause the applicable Collateral Documents, including the Indenture Deed of Trust and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the obligations under the Notes and the Note Guarantees pursuant to the Collateral Documents and the Intercreditor Agreement.

          The Issuers, the Note Guarantors and any other obligor shall furnish to the Trustee:

          (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, the Indenture Deed of Trust and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

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          (b)   within 30 days after January 1, in each year beginning with the year 2003, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

          (c) The Issuers shall furnish to the Trustee the, certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

          Section 10.03. RELEASE OF COLLATERAL.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Note Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Issuers pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Note Collateral to be released and (ii) the provision of this Indenture which authorizes such release. The Trustee shall release (at the sole cost and expense of the Issuers) (i) all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Note Collateral that does not constitute Project Assets) and all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary, but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the Company or a Restricted Subsidiary); PROVIDED, such contribution, sale, lease, conveyance, transfer or other distribution is or will be in accordance with the provisions of this Indenture, including, without limitation, if applicable, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied (subject to the provisions of the Intercreditor Agreement) in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; PROVIDED that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with
Section 4.11 hereof; (iii) all Note Collateral which may be released with the consent of Holders pursuant to Article 9 hereof; (iv) all Note Collateral (except as provided in Article 8 or 12 hereof and, in particular, the funds in the trust fund described in Section 8.04 or Section 12.01 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 or 12 hereof; (v) all Note Collateral upon the payment in full of all obligations of the Issuers with respect to the Notes and the Note Guarantors with respect to the Note Guarantees; (vi) Note Collateral of a Guarantor whose Note Guarantee is released pursuant to Section 11.05(a) hereof; (vii) Note Collateral that is expressly required to be released by any Collateral Document or the Intercreditor Agreement; (viii) assets included in the Note Collateral

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with a fair market value as determined in good faith by the Board of Directors of the Company of up to $1.0 million in any calendar year, subject to cumulative carryover for any amount not used in any prior calendar year; and (ix) assets if all other Liens on such assets securing any Credit Facility or any other Indebtedness then secured by such assets (including all commitments thereunder) are released, including any such release pursuant to release of Note Guarantees as described in Section 11.05(b); PROVIDED that after giving effect to such releases, the aggregate book value of all of the assets released under this clause (ix) does not exceed 10% of the Consolidated Total Assets of the Company as of the Issuance Date. Upon receipt of such Officers' Certificate, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The Trustee is hereby authorized and shall, from time to time upon request of the Issuers, execute and deliver UCC-3 termination statements and such other agreements or documents evidencing release of (1) Note Collateral available for release pursuant to clauses (i) through (ix) above, and (2) any Specified FF&E or deposits or advances used for the purpose of acquiring Specified FF&E; PROVIDED that except in the case of each of clauses (iii), (iv) and (v), such request by the Issuers is accompanied by an Officers' Certificate of the Issuers certifying that any assets being so released are not subject to Liens in favor of the Lenders under the Bank Credit Facility.

          (b) Except pursuant to Section 10.03(a), no Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

          (c) The Trustee may release Note Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Note Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

          (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuers shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert.

          Section 10.04. PROTECTION OF THE TRUST ESTATE.

          Subject to the terms of the Intercreditor Agreement and the Collateral Documents, upon prior written notice to the Issuers and the Note Guarantors, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Note Collateral under any of the Collateral Documents and in the

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profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Note Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder; and (ii) to enforce the obligations of the Issuers, the Note Guarantors or any Restricted Subsidiary under this Indenture or the Collateral Documents. Upon receipt of notice that a Restricted Subsidiary or a Guarantor is not in compliance with any of the requirements of the Indenture Deed of Trust, the Trustee may, but shall have no obligation to purchase, at the Issuers' expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

          Section 10.05. CERTIFICATES OF THE ISSUERS.

          The Issuers shall furnish to the Trustee, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Issuers, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          Section 10.06. CERTIFICATES OF THE TRUSTEE.

          In the event that the Issuers wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.05(ii), shall deliver a certificate to the Issuers setting forth such determination.

          Section 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          Subject to the provisions of Section 7.01, 7.02 and 7.12 hereof and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and/or the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder, including but not limited to the appointment and approval of collateral agents, any actions of consents required to be taken under the Intercreditor Agreement and the appointment and approval of an insurance trustee. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note

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Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

          Section 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          Upon an Event of Default and so long as such Event of Default continues, the Trustee may, subject to the terms of the Intercreditor Agreement, exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Issuers, except as specified below, sell the Note Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          Any cash that is Note Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Note Collateral shall be applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to the Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to
Section 6.05 hereof, (i) against the obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Note Collateral or (iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Issuers or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

          Section 10.09. TERMINATION OF SECURITY INTEREST.

          Upon the payment in full of all principal of, premium and Liquidated Damages, if any, and interest and other Obligations of the Issuers under this Indenture and the Notes then due and payable, the Trustee shall (at the request of the Issuers accompanied by (i) an Officers' Certificate of the Issuers to the Trustee stating that such Obligations have been paid in full, and

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(ii) instructions from the Issuers to the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents) release the Liens securing the Note Collateral and shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

          Section 10.10. COOPERATION OF TRUSTEE.

          In the event the Issuers or any Note Guarantor pledge or grant a security interest in additional Note Collateral, the Trustee shall cooperate with the Issuers or such Note Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Note Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Issuers or any Note Guarantor engages in any transaction pursuant to Section 10.03, the Trustee shall cooperate with the Issuers or such Note Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuers, including by delivering and releasing the Note Collateral in a prompt and reasonable manner.

          Section 10.11. COLLATERAL AGENT.

          The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or Intercreditor Agreement or which are specified in any Collateral Documents or Intercreditor Agreement, including without limitation, the right to hold any Note Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the ratable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the Intercreditor Agreement.

                                   ARTICLE 11.
                                 NOTE GUARANTEES

          Section 11.01. NOTE GUARANTEES.

          Subject to Permitted Liens, the Notes are hereby unconditionally guaranteed on a senior, second-lien secured basis by each of the Note Guarantors. The Note Guarantors hereby guarantee to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Issuers under this Indenture, the Notes or the Collateral Documents, that: (i) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for

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redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Issuers to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, prepayment, declaration, demand or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Note Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to
Section 6.02 hereof. Each Note Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

          Each Note Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuers under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers or any other obligor with respect to this Indenture, the Notes or the Obligations of the Issuers under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Note Guarantor. Each Note Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Issuers (each a "BENEFITED PARTY"), as a condition of payment or performance by such Note Guarantor, to (i) proceed against the Issuers, any other guarantor (including any other Note Guarantor) of the Obligations under the Note Guarantees or any other Person, (ii) proceed against or exhaust any security held from the Issuers, any such other guarantor or any other Person,
(iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Issuers or any other Person, or (iv) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuers including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full of the Obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Note Guarantees, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Note Guarantor's obligations hereunder,
(ii) the benefit of any statute of limitations affecting such Note Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any

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renewal, extension or modification of the Obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (g) to the extent permitted under Section 40.495 of the Nevada Revised Statutes, the benefits of the "One Action" rule under Section 40.430 of the Nevada Revised Statutes and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Each Note Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or any Note Guarantor, or any custodian, trustee, or similar official acting in relation to either the Issuers or such Note Guarantor, any amount paid by the Issuers or such Note Guarantor to the Trustee or such Holder, the applicable Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Note Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers or any other obligor on the Notes of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Note Guarantor for the purpose of this Note Guarantee.

          Section 11.02. ADDITIONAL NOTE GUARANTEES.

          If any Restricted Subsidiary incorporated, formed or otherwise organized in the United States or any political subdivision thereof that is not a Note Guarantor becomes a guarantor under the First Lien Credit Facilities, the Issuers shall cause such Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior, second lien secured basis, all of the Issuers' obligations under the Notes, this Indenture and the Collateral Documents on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary. Any Note Guarantee executed and delivered in accordance with this Section 11.02 shall be secured by a second Lien or charge on all Note Collateral of such Note Guarantor, subject to Section 4.13 hereof. Any such Note Guarantee shall be released if the Issuers or its Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes an Unrestricted Subsidiary in accordance with the terms of this Indenture.

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          Section 11.03. LIMITATION OF NOTE GUARANTOR'S LIABILITY.

          Each Note Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Note Guarantee by such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Note Guarantor under its Note Guarantee under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this
Article 11, result in the obligations of such Note Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Note Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Issuers or any Note Guarantor in which concurrent claims are made upon such Note Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Issuers shall be entitled to a ratable share of all payments by such Note Guarantor in respect of such concurrent claims.

          Section 11.04. NOTE GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
TERMS.

          (a) Except in the event of a disposition of all or substantially all of the assets of a Note Guarantor by way of merger or consolidation or other merger or consolidation permitted by this Indenture in which the Note Guarantor ceases to be a Restricted Subsidiary, no Note Guarantor shall consolidate with or merge with or into (whether or not such Note Guarantor is the surviving Person), another Person whether or not affiliated with such Note Guarantor unless (i) subject to the provisions of the following paragraph and Section 11.05, the Person formed by or surviving any such consolidation or merger (if other than such Note Guarantor) assumes all the obligations of such Note Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in a form reasonably satisfactory to the Trustee pursuant to which such Person shall unconditionally guarantee all of such Note Guarantor's obligations under such Note Guarantee, this Indenture and the Collateral Documents on the terms set forth in this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) such transaction will not result in the loss or suspension or material impairment of any material Gaming License of the Issuers or any of their Restricted Subsidiaries. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Note Guarantor, such successor Person shall succeed to and be substituted for the Note Guarantor with the same effect as if it had been named herein as a Note Guarantor.

          (b) Notwithstanding the foregoing, (A) a Note Guarantor may consolidate with or merge with or into, or sell or otherwise dispose of all or substantially all of its assets to,

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the Issuers, PROVIDED, that the surviving corporation (if other than the
Issuers) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuers and (B) a Note Guarantor may consolidate with or merge with or into, or sell or otherwise dispose of all or substantially all of its assets to, any other Note Guarantor.

          Section 11.05. RELEASES OF NOTE GUARANTEES.

          (a) Upon (i) a sale or other disposition of all or substantially all of the assets of any Note Guarantor, by way of merger, consolidation or otherwise, (ii) a Note Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture, (iii) a sale or other disposition of all of the Capital Stock of any Note Guarantor that is a Subsidiary or (iv) a sale of Capital Stock or other transaction which results in such Note Guarantor ceasing to be a Restricted Subsidiary, then, without any action required on the part of the Trustee or any Holder of the Notes, such Note Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or a portion of the Capital Stock of such Note Guarantor or the Note Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture) or the person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Note Guarantor) shall be released and relieved of any obligations under its Note Guarantee without any action required on the part of the Trustee or any Holder of the Notes; PROVIDED that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) if applicable, the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof and the Collateral Documents.

          (b) If any Note Guarantor is released from its Guarantee to the lenders under any First Lien Credit Facility, such Note Guarantor shall be released from its obligations under the Note Guarantee without any action required on the part of the Trustee or any Holder of Notes. A Note Guarantor may also be released from its obligations under its Note Guarantee pursuant to the Articles 8, 9 or 12 hereof.

          Section 11.06. "TRUSTEE" TO INCLUDE PAYING AGENT.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

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          Section 12.01. SATISFACTION AND DISCHARGE.

          The Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder and all Liens securing the Notes and obligations under the Indenture including the Note Guarantees will be released, when:

     (1)  either:

          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

          (b) all Notes that have not been delivered to the Trustee for cancellation have (1) become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Note Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued but unpaid interest to the date of maturity or redemption;

     (2) no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers or any Note Guarantor is a party or by which the Issuers or any Note Guarantor are bound;

     (3) the Issuers or any Note Guarantor have paid or caused to be paid all sums payable by them under the Indenture; and

     (4) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

          In addition, the Issuers must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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          Section 12.02. APPLICATION OF TRUST MONEY.

          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Note Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; PROVIDED that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

          Section 13.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

          Section 13.02. NOTICES.

          Any notice or communication by the Issuers, any Note Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Issuers or the Note Guarantors:

                3335 Las Vegas Boulevard South
                Las Vegas, Nevada 89109
                Telecopier No.: (702) 733-5499
                Attention: General Counsel

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          With a copy to:

                Paul, Weiss, Rifkind, Wharton & Garrison
                1285 Avenue of the Americas
                New York, New York 10019-6064
                Telecopier No.: (212) 757-3990
                Attention: John C. Kennedy, Esq.

          If to the Trustee:

                U.S. Bank National Association
                180 East 5th Street
                St. Paul, Minnesota 55101
                Telecopier No.: (651) 244-0711
                Attention: Corporate Trust Department

          If to the Trustee for purposes of Section 4.02 hereof:

                U.S. Bank National Association
                Suite 2000
                100 Wall Street
                New York, NY 10005
                Attention: Corporate Trust Department

          The Issuers, the Note Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuers or a Note Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

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          Section 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Note Guarantors, the Trustee and the Registrar shall have the protection of TIA Section 312(c).

          Section 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuers or the Note Guarantors to the Trustee to take any action under this Indenture, the Issuers or the Note Guarantors shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 13.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No director, officer, employee, incorporator, member, partner or stockholder of the Issuers or the Note Guarantors, as such, shall have any liability for any obligations of the Issuers or the Note Guarantors under the Notes, any Note Guarantee, this Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

          Section 13.08. GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.

          Section 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.10. SUCCESSORS.

          All agreements of the Issuers and the Note Guarantors in this Indenture, the Notes and the Note Guarantees, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 13.11. SEVERABILITY.

          In case any provision in this Indenture, in the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 13.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of June 4, 2002                      LAS VEGAS SANDS, INC.


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board


                                              VENETIAN CASINO RESORT, LLC


                                              By: Las Vegas Sands, Inc., its
                                                  managing member


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board


                                              MALL INTERMEDIATE HOLDING COMPANY,
                                                 LLC


                                              By: Venetian Casino Resort, LLC,
                                                  its member


                                              By: Las Vegas Sands, Inc., its
                                                  managing member


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board

                                              GRAND CANAL SHOPS MALL
                                              CONSTRUCTION, LLC


                                              By: Venetian Casino Resort, LLC,
                                                  its member


                                              By: Las Vegas Sands, Inc., its
                                                  managing member


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board


                                              LIDO INTERMEDIATE HOLDING COMPANY,
                                                 LLC


                                              By: Venetian Casino Resort, LLC,
                                                  its member


                                              By: Las Vegas Sands, Inc., its
                                                  managing member


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board


                                              VENETIAN VENTURE DEVELOPMENT, LLC


                                              By: Venetian Casino Resort, LLC,
                                                  its member

                                              By: Las Vegas Sands, Inc., its
                                                  managing member


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board


                                              VENETIAN OPERATING COMPANY, LLC


                                              By: Venetian Casino Resort, LLC,
                                                  its member


                                              By: Las Vegas Sands, Inc., its
                                                  managing member


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board


                                              VENETIAN MARKETING INC.


                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title:


                                              VENETIAN CASINO RESORT ATHENS, LLC


                                              By: Las Vegas Sands, Inc., its
                                                  managing member

                                              By: /s/ Sheldon G. Adelson
                                                  ------------------------------
                                                  Name: Sheldon G. Adelson
                                                  Title: Chairman of the Board

Dated as of June 4, 2002                      U.S. BANK NATIONAL ASSOCIATION
                                              as Trustee


                                              By: /s/ Richard S. Prokosch
                                                  ------------------------------
                                                  Name: Richard S. Prokosch
                                                  Title: Vice President